EXHIBIT 10.3

AGREEMENT OF SALE AND PURCHASE

BETWEEN
HINES REIT 321 NORTH CLARK LLC,
a Delaware limited liability company
as Seller

AND

DIVERSIFIED 321 NORTH CLARK LLC,
a Delaware limited liability company

as Purchaser
pertaining to
321 NORTH CLARK, CHICAGO, ILLINOIS
EXECUTED EFFECTIVE AS OF

May 27, 2016

AGREEMENT OF SALE AND PURCHASE
THIS AGREEMENT OF SALE AND PURCHASE (this “Agreement”) is entered into and effective for all purposes as of May 27, 2016 (the “Effective Date”), by and between HINES REIT 321 NORTH CLARK LLC, a Delaware limited liability company (“Seller”), and DIVERSIFIED 321 NORTH CLARK LLC, a Delaware limited liability company (“Purchaser”).
In consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
Article I
DEFINITIONS
Section 1.1
    Definitions. For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:
“Acceptable Estoppel Certificates” has the meaning ascribed to such term in Section 7.2.
“Additional Deposit” means an amount equal to $8,000,000
“Affiliate” means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Purchaser or Seller, as the case may be. For the purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
“Agreement” has the meaning ascribed to such term in the opening paragraph.
“Arbiter” has the meaning ascribed to such term in Section 10.9(c).
“Authorities” means the various governmental and quasi-governmental bodies or agencies having jurisdiction over Seller, the Real Property, the Improvements, or any portion thereof.
“Authorized Qualifications” has the meaning ascribed to such term in Section 10.8.
“Blocked Person” has the meaning ascribed to such term in Section 7.4.
“Broker” has the meaning ascribed to such term in Section 11.1.
“Business Day” means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close in Houston, Texas or Chicago,

Illinois. In the event that any date or any period provided for in this Agreement shall end on a day other than a Business Day, the applicable date shall be, or the period shall end on, the next Business Day.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended by the Superfund Amendments Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), as the same may be amended.
“Certificate as to Foreign Status” has the meaning ascribed to such term in Section 10.3(f).
“Certifying Party” has the meaning ascribed to such term in Section 4.6.
“Claim Dispute” has the meaning ascribed to such term in Section 10.9(a).
“Claim Dispute Notice” has the meaning ascribed to such term in Section 10.9(b).
“Claims” has the meaning ascribed to such term in Section 5.6(a).
“Closing” means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article X.
“Closing Date” means the date on which the Closing occurs, which date shall be August 1, 2016, which date may be extended by Seller and Purchaser in accordance with Section 10.1, or such earlier or later date to which Purchaser and Seller may hereafter agree in writing.
“Closing Documents” has the meaning ascribed to such term in Section 16.1.
“Closing Statement” has the meaning ascribed to such term in Section 10.4(a).
“Closing Surviving Obligations” means the covenants, rights, liabilities and obligations set forth in Sections 2.1, 3.2, 4.8, 4.10, 5.2 (b), 5.2(d), 5.3, 5.5, 5.6, 8.1, 8.2, 10.4, 10.6, 10.7, 10.9, 11.1, 13.3, 15.1, 16.1, 17.2, 17.14, 17.15, 17.16 and 17.17.
“Closing Time” has the meaning ascribed to such term in Section 10.4(a).
“Code” has the meaning ascribed to such term in Section 4.10.
“Contingency Date” means July 1, 2016.
“Deed” has the meaning ascribed to such term in Section 10.3(a).
“Delinquent” has the meaning ascribed to such term in Section 10.4(b).
“Delinquent Rental Proration Period” has the meaning ascribed to such term in Section 10.4(b).
“Deposit Time” means 12:01 p.m. Central Time on the Closing Date.

“Disapproval Notice” has the meaning ascribed to such term in Section 5.4.
“Documents” has the meaning ascribed to such term in Section 5.2(a).
“Earnest Money Deposit” means the sum of the Initial Deposit and the Additional Deposit, plus all interest thereon.
“Easement Estoppel Certificates has the meaning ascribed to such term in Section 7.3.
“Effective Date” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Environmental Laws” means, to the extent applicable to the Property, all federal, state and local laws, rules, statutes, directives, binding written interpretations, binding written policies, court decisions, ordinances and regulations, now or hereafter in force and effect and as amended from time to time, issued by any Authorities in any way relating to or regulating human health, safety, industrial hygiene or environmental conditions, or the protection of the environment or pollution or contamination of the air (whether indoor or outdoor), soil gas, soil, surface water or groundwater, including but not limited to CERCLA, the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), RCRA, the Solid Waste Disposal Act, the Clean Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Endangered Species Act, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and any and all other comparable state and local equivalents.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Escrow Funds” has the meaning ascribed to such term in Section 10.9(b).
“Escrow Instructions” has the meaning ascribed to such term in Section 4.3.
“Executive Order” has the meaning ascribed to such term in Section 7.4.
“Final Damage” has the meaning ascribed to such term in Section 10.9(c).
“Final Proration Date” has the meaning ascribed to such term in Section 10.4(a).
“Financing Approval Period” has the meaning ascribed to such term in Section 5.4.
“Gap Notice” has the meaning ascribed to such term in Section 6.2(b).

“General Conveyance” has the meaning ascribed to such term in Section 10.3(b).
“Governmental Regulations” means all laws, ordinances, rules and regulations of the Authorities applicable to Seller or Seller’s use and operation of the Real Property or the Improvements or any portion thereof.
“Hard Portion of the Earnest Money Deposit” means (a) the $2,000,000 Initial Deposit from the Effective Date through the Contingency Date, (b) the sum of the $2,000,000 Initial Deposit plus $2,000,000 of the Additional Deposit from the Contingency Date through the Closing Date if Purchaser does not extend the Closing Date pursuant to Section 10.1, and (c) the sum of the $2,000,000 Initial Deposit plus $4,000,000 of the Additional Deposit from the date Purchaser extends the Closing Date pursuant to Section 10.1 through the Closing Date if Purchaser extends the Closing Date pursuant to Section 10.1, plus, in each case, all interest earned thereon.
“Hazardous Substances” means any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant, effluent, emission, or contaminant, or words of similar import, in any of the Environmental Laws, and includes (a) petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, radon gas, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum-based products and petroleum additives and derived substances, lead-based or lead-containing paint, mold, fungi or bacterial matter, polychlorinated biphenyls (PCBs), radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity, asbestos, asbestos-containing material, electromagnetic waves, urea formaldehyde foam insulation and transformers or other equipment that contains dielectric fluid containing PCBs, and (b) any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, waste, phosphates, or chlorine.
“Immaterial Events” has the meaning ascribed to such term in Section 10.8.
“Improvements” means all buildings, structures, fixtures, parking areas and improvements located on the Real Property.
“Independent Consideration” has the meaning ascribed to such term in Section 4.2.
“Initial Deposit” means an amount equal to $2,000,000.
“Intangible Personal Property” means, to the extent assignable or transferable without the necessity of consent or approval (and if consent or approval is required, to the extent such consent or approval has been obtained), all trade names, trademarks, logos, and service marks (in each case, if any) utilized solely by Seller or which Seller has a right to utilize in connection with the operation of the Real Property and Improvements thereon (other than the names or variations thereof of Hines Interests Limited Partnership (or Hines), Seller, its Affiliates, the property manager and Tenants), provided however, that the foregoing definition shall specifically exclude all Reserved Company Assets.

“Leasing Costs” means, with respect to any particular Tenant Lease at the Property, all leasing commissions, brokerage commissions, tenant improvement allowances, rent abatements, free rent and similar inducements, capital costs and expenses incurred for capital improvements to satisfy the initial construction obligations under such Tenant Lease, legal and other professional fees, payments made for the purposes of satisfying or buying out the obligations of a Tenant under such Tenant Lease to the landlord of another lease, relocation costs and all other expenditures, in each case, to the extent that the landlord under such Tenant Lease is responsible for the payment of such cost or expense.
“Licensee Parties” has the meaning ascribed to such term in Section 5.1(a).
“Licenses and Permits” means, collectively, all of Seller’s right, title, and interest, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained, in and to all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by the Authorities prior to Closing in connection with the Real Property and the Improvements, together with all renewals and modifications thereof.
“Major Tenants” has the meaning ascribed to such term in Section 7.2.
“Material Breach” has the meaning ascribed to such term in Section 10.9(a).
“Material Breach Credit” has the meaning ascribed to such term in Section 10.9(a).
“Must-Cure Matters” has the meaning ascribed to such term in Section 6.2(c).
“New Exceptions” has the meaning ascribed to such term in Section 6.2(b).
“New Tenant Costs” has the meaning ascribed to such term in Section 10.4(e).
“OFAC” has the meaning ascribed to such term in Section 7.4.
“Official Records” means the official records of Cook County, Illinois.
“Operating Expense Recoveries” has the meaning ascribed to such term in Section 10.4(c).
“Other Party” has the meaning ascribed to such term in Section 4.6.
“Permitted Exceptions” has the meaning ascribed to such term in Section 6.3.
“Permitted Outside Parties” has the meaning ascribed to such term in Section 5.2(b).
“Personal Property” means all of Seller’s right, title and interest in and to the equipment, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property attached to, appurtenant to, located in and used exclusively in connection with the ownership or operation of the Improvements owned by Seller, but specifically excluding (i) any items of personal property owned or leased by Seller’s property manager, and (ii) all other Reserved Company Assets.
“Property” has the meaning ascribed to such term in Section 2.1.
“Proration Items” has the meaning ascribed to such term in Section 10.4(a).
“PTR” has the meaning ascribed to such term in Section 6.2(a).
“Purchase Price” has the meaning ascribed to such term in Section 3.1.
“Purchaser” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Purchaser Person” has the meaning ascribed to such term in Section 8.2(e).
“Purchaser’s Claimed Damage” has the meaning ascribed to such term in Section 10.9(c).
“Purchaser’s Title Approval Date” has the meaning ascribed to such term in Section 6.2(a).
“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, and as further amended.
“REAs” mean, collectively, the (i) Easement and Operating Agreement dated January 14, 1986 and recorded January 21, 1986 as Document No. 86025944 in the Official Records, as amended, (ii) Parking Agreement dated as of January 14, 1986 and recorded January 21, 1986 as Document No. 86025945 in the Official Records, as amended, and (iii) Grant of Automobile Access Easement dated August 23, 1988 and recorded August 24, 1988 as Document No. 88384566 in the Official Records, as amended.
“Real Property” means those certain parcels of or interests in the real property located at 321 North Clark, Chicago, Illinois, as more particularly described on Exhibit A attached hereto, together with all of Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Seller’s right, title and interest in and to the streets, alleys and right-of-ways which abut such real property, and any easement rights, air rights, subsurface rights, development rights and water rights appurtenant to such real property.
“Refundable Portion of the Additional Deposit” means the portion of the Additional Deposit that is not included in the Hard Portion of the Earnest Money Deposit, plus all interest earned thereon.

“Rentals” has the meaning ascribed to such term in Section 10.4(b), and some may be “Delinquent” in accordance with the meaning ascribed to such term in Section 10.4(b).
“Reporting Person” has the meaning ascribed to such term in Section 4.10(a).
“Required Endorsements” has the meaning ascribed to such term in Section 6.2(a).
“Reserved Company Assets” shall mean the following assets of Seller as of the Closing Date: all cash, cash equivalents (including certificates of deposit), deposits held by third parties (e.g., utility companies), accounts receivable and any right to a refund or other payment relating to a period prior to the Closing, including any real estate tax refund (subject to the prorations and obligations hereinafter set forth), bank accounts, claims or other rights against any present or prior partner, member, employee, agent, manager, officer or director of Seller or its direct or indirect partners, members, shareholders or affiliates, any refund in connection with termination of Seller’s existing insurance policies, all contracts between Seller and any law firm, accounting firm, property manager, leasing agent, broker, environmental consultants and other consultants and appraisers entered into prior to the Closing, any proprietary or confidential materials (including any materials relating to the background or financial condition of a present or prior direct or indirect partner or member of Seller), the internal books and records of Seller relating, for example, to contributions and distributions prior to the Closing, any software, the names “”Hines” “Hines Interests Limited Partnership”, and any derivations thereof, and any trademarks, trade names, brand marks, brand names, trade dress or logos relating thereto, any development bonds, letters of credit or other collateral held by or posted with any Authority or other third party with respect to any improvement, subdivision or development obligations concerning the Property or any other real property, and any other intangible property that is not used exclusively in connection with the Property. Seller will retain any liabilities related to the Reserved Company Assets including paying amounts owed tenants or service providers out of any refunds.
“Seller” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Seller Certificate” has the meaning ascribed to such term in Section 7.2(b).
“Seller Persons” has the meaning ascribed to such term in Section 8.1(m).
“Seller Released Parties” has the meaning ascribed to such term in Section 5.6(a).
“Seller’s Claimed Damage” has the meaning ascribed to such term in Section 10.9(c).
“Seller’s Response” has the meaning ascribed to such term in Section 6.2(a).
“Seller’s Title Response Deadline” has the meaning ascribed to such term in Section 6.2(a).

“Service Contracts” means all of Seller’s right, title and interest in service agreements, maintenance contracts, equipment leasing agreements, bonds and other contracts for the provision of labor, services, materials or supplies relating to the Real Property, Improvements or Personal Property owned by Seller and under which Seller is currently paying for services rendered in connection with the Property, as listed and described on Exhibit B-1 attached hereto, together with all commission agreements listed on Exhibit D attached hereto, and together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date, to the extent permitted by Section 7.1(e).
“Significant Portion” means damage by fire or other casualty (or loss of value due to condemnation or eminent domain proceedings) to the Real Property and the Improvements or a portion thereof requiring repair costs (or resulting in a loss of value) in excess of an amount equal to five percent (5%) of the Purchase Price as such repair costs or loss of value calculation is reasonably estimated by Seller in accordance with the terms of Section 9.2.
“Tax Recoveries” has the meaning ascribed to such term in Section 10.4(c)(ii).
“Tenant Deposits” means all security deposits, paid or deposited by the Tenants to Seller, as landlord, or any other person on Seller’s behalf pursuant to the Tenant Leases, which have not been applied to obligations under Tenant Leases (together with any interest which has accrued thereon, but only to the extent such interest has accrued for the account of the respective Tenants). “Tenant Deposits” shall also include all non-cash security deposits, such as letters of credit.
“Tenant Leases” means the following pertaining to the Improvements: (i) any and all written leases, rental agreements, occupancy agreements and license agreements (and any and all written renewals, amendments, modifications and supplements thereto) entered into on or prior to the Effective Date, to the extent identified on Exhibit F hereto, (ii) any and all new written leases, rental agreements, occupancy agreements and license agreements entered into after the Effective Date, and (iii) any and all new written renewals, amendments, modifications and supplements to any of the foregoing entered into after the Effective Date, and, as to (ii) and (iii) only, to the extent approved by Purchaser pursuant to Section 7.1(d) to the extent such approval is required under Section 7.1(d). Tenant Leases will not include subleases, franchise agreements or similar occupancy agreements entered into by Tenants which, by their nature, are subject to Tenant Leases.
“Tenant Notice Letters” has the meaning ascribed to such term in Section 10.7.
“Tenants” means all persons or entities leasing, renting or occupying space within the Improvements pursuant to the Tenant Leases, but expressly excludes any subtenants, licensees, concessionaires, franchisees or other persons or entities whose occupancy is derived through Tenants.
“Termination Notice” has the meaning ascribed to such term in Section 6.2(a).
“Termination Nullification Notice” has the meaning ascribed to such term in Section 10.9(a).

“Termination Nullification Period” has the meaning ascribed to such term in Section 10.9(a).
“Termination Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 4.6, 4.7, 4.8, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 7.4, 11.1, 12.1, 13,1, 13,2, 13.3, 14.1, 15.1, Article XIII, Article XIV, Article XV, Article XVI and Article XVII.
“Title Company” means Chicago Title Insurance Company, at its offices located at 10 South LaSalle St. Suite 3100, Chicago, IL 60603, Attn: Abby Hall, Telephone No.: 312-223-2758, Facsimile No.: 312-223-5801, Email: Abby.Hall@ctt.com.
“Title Notice” has the meaning ascribed to such term in Section 6.2(a).
“Title Notice Date” has the meaning ascribed to such term in Section 6.2(a).
“Title Policy” has the meaning ascribed to such term in Section 6.3.
“To Seller’s Knowledge” and similar terms means the present actual (as opposed to constructive or imputed) knowledge solely of Agnes Olejniczak and Blake Williams, without any independent investigation or inquiry whatsoever. Such individuals are named in this Agreement solely for the purpose of establishing the scope of Seller’s knowledge. Such individuals shall not be deemed to be parties to this Agreement nor to have made any representations or warranties hereunder, and no recourse shall be had to such individuals for any of Seller’s representations and warranties hereunder (and Purchaser hereby waives any liability of or recourse against such individuals, some of which are not employees of Seller, but are employees of the third-party manager for the Property).
“Updated Survey” has the meaning ascribed to such term in Section 6.1.
“Warranties” means all warranties for the benefit of the Property which are still in effect.
Section 1.2
    References; Exhibits and Schedules. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.
ARTICLE II

AGREEMENT OF PURCHASE AND SALE
Section 2.1
    Agreement. Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, all of Seller’s right, title, and interest in and to the Real Property, together with each of the following attributable to the Real Property (but excluding the Reserved Company Assets): (a) the Improvements; (b) the Personal Property; (c) the Tenant Leases in effect on the Closing Date; (d) the Service Contracts in effect on the Closing Date, (e) the Licenses and Permits; (f) the Intangible Personal Property and (g) Warranties, in each of the cases of (e), (f), and (g) to the extent assignable without the necessity of consent or approval and, if consent or approval is required, to the extent any necessary consent or approval has been obtained (collectively with the Real Property, the “Property”).
Section 2.2
    Indivisible Economic Package. Purchaser has no right to purchase, and Seller has no obligation to sell, less than all of the Property, it being the express agreement and understanding of Purchaser and Seller that, as a material inducement to Seller and Purchaser to enter into this Agreement, Purchaser has agreed to purchase, and Seller has agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof. With the exception of immaterial assets, assets owned or leased by Seller’s property manager and the Reserved Company Assets, the Property being transferred to Purchaser includes all assets needed for the current operation of the Property.
ARTICLE III

CONSIDERATION
Section 3.1
    Purchase Price. The purchase price for the Property (the “Purchase Price”) is $340,100,000 in lawful currency of the United States of America, payable as provided in Section 3.3.
Section 3.2
    Assumption of Obligations.
(a)
    As additional consideration for the purchase and sale of the Property, effective as of the Closing Date, Purchaser will be deemed to have, and by virtue of closing the purchase of the Property, Purchaser shall have assumed and agreed to perform or pay, as applicable, (i) all of the covenants and obligations of Seller or Seller’s predecessor in title in the Tenant Leases, Service Contracts, Licenses and Permits, Intangible Personal Property, and Warranties assigned to Purchaser and which are to be performed on or subsequent to the Closing Date, provided that (other than non-tort obligations relating to the physical condition of the Property) Purchaser will not be assuming any covenants or obligations which relate to payments owed prior to Closing or resulting from Seller or its predecessor having breached, violated or not performed their obligations relating to periods prior to the Closing and (ii) the Leasing Costs, if any, for which Purchaser is responsible under Section 10.4(e).
(b)
    Effective as of Closing, and subject in all events to the provisions of this

Section 3.2 and Article XVI, Seller will be deemed to have retained responsibility for (i) third party tort claims that arose or accrued prior to the Closing Date and (ii) Seller’s failure to pay or perform any obligations to be performed by it under the Service Contracts and Tenant Leases prior to the Closing Date. Notwithstanding the foregoing, Seller’s obligations under this Section 3.2(b)(ii) shall not apply to any claims which (A) are based on any matter which is identified on the Effective Date in this Agreement (including the Exhibits hereto) as an exception or qualification to any representation or warranty of Seller set forth in this Agreement; (B) are based on a liability for which a proration credit was given as a Closing adjustment pursuant to Section 10.4, and/or (C) are based on any claims expressly assumed or expressly waived pursuant to this Agreement, including any claims pertaining to the physical or environmental condition of the Property. This Section 3.2(b) shall survive Closing subject to the limitations provided in Article XVI. Nothing in this paragraph, Article XVI or otherwise in this Agreement will result in Purchaser assuming at any time any obligations or liabilities which Seller has retained.

Section 3.3
    Method of Payment of Purchase Price. No later than the Deposit Time, Purchaser will deposit in escrow with the Title Company the Purchase Price (subject to adjustments described in Section 10.4 and any credit for the Earnest Money Deposit being applied to the Purchase Price), together with all other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Title Company. The parties will enter into deed and money escrow instructions and close by means of a New York style closing as further provided in Section 4.5. The Purchase Price (subject to adjustments described in Section 10.4 and any credit for the Earnest Money Deposit being applied to the Purchase Price), less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, and (ii) pay to all appropriate payees the other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, and (b) Seller will direct the Title Company to pay to the appropriate payees out of the proceeds of Closing payable to Seller, all costs and amounts to be paid by Seller at Closing pursuant to the terms of this Agreement.
ARTICLE IV

EARNEST MONEY DEPOSIT AND ESCROW INSTRUCTIONS
Section 4.1
    Earnest Money Deposit. Within two (2) Business Day after the Effective Date, Purchaser shall deposit with the Title Company, in immediately available federal funds, the Initial Deposit, which will be held in escrow by the Title Company pursuant to the terms of this Agreement. If Purchaser fails to deposit the Initial Deposit within the time period described above, this Agreement shall automatically terminate. In the event this Agreement has not terminated pursuant to Section 5.4 prior to the expiration of the Financing Approval Period or as a result of any other rights hereunder, then Purchaser shall, before the expiration of the Financing Approval Period, deposit the Additional Deposit with the Title Company in immediately available federal funds. If this Agreement has not terminated pursuant to Section 5.4 prior to the expiration of the

Financing Approval Period, and if Purchaser fails to timely deposit the Additional Deposit, Purchaser shall be in default hereunder, this Agreement shall automatically terminate, and the Initial Deposit shall be paid to Seller unless Purchaser is entitled to a return of its Earnest Money under this Agreement. If Closing occurs, the Earnest Money Deposit shall be applied to the payment of the Purchase Price at Closing.
Section 4.2
    Independent Consideration. Upon the execution hereof, Purchaser shall pay to Seller One Hundred Dollars ($100) as independent consideration (the “Independent Consideration”) for Purchaser’s right to purchase the Property and Seller’s execution, delivery, and performance of this Agreement. Notwithstanding anything to the contrary contained herein (including any reference to the return of any portion of the Earnest Money Deposit to Purchaser), Seller shall, in all events, retain the Independent Consideration, but the Independent Consideration shall be applied as a credit against the Purchase Price at the Closing. Purchaser and Seller hereby acknowledge and agree that the Independent Consideration constitutes adequate and sufficient consideration for Purchaser’s right to purchase the Property and Seller’s execution, delivery, and performance of this Agreement, and that the loss of Purchaser’s ability to use the funds constituting the Earnest Money Deposit as provided in this Agreement constitutes further consideration therefor.
Section 4.3
    Escrow Instructions. Article IV of this Agreement as well as entering into a customary deed and money escrow instructions for the Closing constitutes the escrow instructions of Seller and Purchaser to the Title Company with regard to the Earnest Money Deposit and the Closing (the “Escrow Instructions”). By its execution of the joinder attached hereto, the Title Company agrees to be bound by the provisions of this Article IV. If any requirements relating to the duties or obligations of the Title Company hereunder are not acceptable to the Title Company, or if the Title Company requires additional instructions, the parties agree to make such deletions, substitutions and additions to the Escrow Instructions as Purchaser and Seller hereafter mutually approve in writing and which do not substantially alter this Agreement or its intent. In the event of any conflict between this Agreement and such additional escrow instructions, this Agreement will control.
Section 4.4
    Documents Deposited into Escrow. On or before the Deposit Time, (a) Purchaser will cause the difference between the Purchase Price and the Earnest Money Deposit and interest thereon (subject to the prorations provided for in Section 10.4 and with the addition of all Closing costs to be paid by Purchaser) to be transferred to the Title Company’s escrow account, in accordance with the timing and other requirements of Section 3.3, (b) Purchaser will deliver in escrow to the Title Company the documents described and provided for in Section 10.2, and (c) Seller will deliver in escrow to the Title Company the documents described and provided for in Section 10.3.
Section 4.5
    Close of Escrow. Provided that the Title Company has not received from Seller or Purchaser any written termination notice as described and provided for in Section 4.6,

when Purchaser and Seller have delivered the documents required by Section 4.4 and Seller and Purchaser and Purchaser’s lender have authorized the release of their deliveries, the Title Company will when it is irrevocably prepared to do all of the following pursuant to the deed and money escrow instructions:
(a)
    If applicable and when required, file with the Internal Revenue Service (with copies to Purchaser and Seller) the reporting statement required under Section 6045(e) of the Internal Revenue Code and Section 4.10;
(b)
    Insert the applicable Closing Date as the date of any document delivered to the Title Company undated, and assemble counterparts into single instruments;
(c)
    Disburse the funds deposited with it pursuant to the agreed closing statement including to Seller, by wire transfer to Seller of immediately available federal funds, in accordance with wiring instructions to be obtained by the Title Company from Seller, all sums to be received by Seller from Purchaser at the Closing, consisting of the Purchase Price as adjusted in accordance with the provisions of this Agreement;
(d)
    Deliver the Deed to Purchaser by recording it in the Official Records and agreeing to obtain conformed copies of the recorded Deed for delivery to Purchaser and to Seller following recording;
(e)
    Issue to Purchaser the Title Policy required by Section 6.3 of this Agreement;
(f)
    Deliver to Seller, in addition to Seller’s Closing proceeds, all documents deposited with the Title Company for delivery to Seller at the Closing; and
(g)
    Deliver to Purchaser (i) all documents deposited with the Title Company for delivery to Purchaser at the Closing and (ii) any funds deposited by Purchaser in excess of the amount required to be paid by Purchaser pursuant to this Agreement.
Section 4.6
    Termination Notices.
(a)
    If at any time prior to the expiration of the Financing Approval Period, Purchaser timely delivers its Disapproval Notice under Section 5.4, then the Title Company shall immediately deliver the Initial Deposit to Seller and neither Seller nor Purchaser shall thereafter have any obligations or liabilities under this Agreement, except for those obligations which expressly survive the expiration or termination hereof.
(b)
    If, at any time after the expiration of the Financing Approval Period, the Title Company receives a certificate of either Seller or of Purchaser (the “Certifying Party”) stating that: (a) the Certifying Party is entitled to receive any portion of the Earnest Money Deposit pursuant to the terms of this Agreement, and (b) a copy of the certificate was delivered as provided herein to the other party (the “Other Party”) prior to or contemporaneously with the giving of such certificate to the Title Company, then, the Title Company shall notify the Other Party in writing of the Title Company’s receipt of such certificate. Unless the Title Company has then previously received, or receives within three (3) Business Days after such written notification to the Other Party of the Title Company’s receipt of the Certifying Party’s certificate, contrary instructions from the Other Party, the Title Company, within one (1) Business Day after the expiration of the foregoing three (3) Business Day period, will deliver such portion of the Earnest Money Deposit to the Certifying Party, and thereupon the Title Company will be discharged and released from any and all liability hereunder. If the Title Company receives contrary instructions from the Other Party within three (3) Business Days following such written notification to the Other Party of the Title Company’s receipt of said certificate, the Title Company will not so deliver any portion of the Earnest Money Deposit, but will continue to hold the same pursuant hereto, subject to Section 4.7.
Section 4.7
    Joint Indemnification of Title Company; Conflicting Demands on Title Company. If this Agreement or any matter relating hereto (other than the PTR or the Title Policy) becomes the subject of any litigation or controversy, Purchaser and Seller, jointly and severally, will hold the Title Company free and harmless from any loss or expense, including reasonable attorneys’ fees, that may be suffered by it by reason thereof other than as a result of the Title Company’s default under the Escrow Instructions or gross negligence or willful misconduct. In the event conflicting demands are made or notices served upon the Title Company with respect to this Agreement, or if there is uncertainty as to the meaning or applicability of the terms of this Agreement or the Escrow Instructions, Purchaser and Seller expressly agree that the Title Company will be entitled to file a suit in interpleader and to obtain an order from the court requiring Purchaser and Seller to interplead and litigate their several claims and rights among themselves. Upon the filing of the action in interpleader and the deposit of the Earnest Money Deposit into the registry of the court, the Title Company will be fully released and discharged from any further obligations imposed upon it by this Agreement after such deposit.
Section 4.8
    Maintenance of Confidentiality by Title Company. Except as may otherwise be required by law or by this Agreement, the Title Company will maintain in strict confidence and not disclose to anyone the existence of this Agreement, the identity of the parties hereto, the amount of the Purchase Price, the provisions of this Agreement or any other information concerning the transactions contemplated hereby, without the prior written consent of Purchaser and Seller in each instance.

Section 4.9
    Investment of Earnest Money Deposit. Title Company will invest and reinvest the Earnest Money Deposit, at the instruction and sole election of Purchaser, only in (a) bonds, notes, Treasury bills or other securities constituting direct obligations of, or guaranteed by the full faith and credit of, the United States of America, and in no event maturing beyond the Closing Date, or (b) an interest-bearing account at a commercial bank mutually acceptable to Seller, Purchaser and Title Company. The investment of the Earnest Money Deposit will be at the sole risk of Purchaser and no loss on any investment will relieve Purchaser of its obligations to pay to Seller as liquidated damages the original amount of the Earnest Money Deposit as provided in Article XIII, or of its obligation to pay the Purchase Price. All interest earned on the Earnest Money Deposit will be the property of Purchaser and will be reported to the Internal Revenue Service as income until such time as Seller is entitled to the Earnest Money Deposit pursuant to this Agreement. Purchaser will provide the Title Company with a taxpayer identification number and will pay all income taxes due by reason of interest accrued on the Earnest Money Deposit.
Section 4.10
    Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (for purposes of this Section 4.10, the “Code”), and any related reporting requirements of the Code, the parties hereto agree as follows:
(a)
    The Title Company (for purposes of this Section 4.10, the “Reporting Person”), by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.
(b)
    Seller and Purchaser each hereby agree:
(i)
    to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and
(ii)
    to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.
(c)
    Each party hereto agrees to retain this Agreement for not less than four (4)

years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.
(d)
    The addresses for Seller and Purchaser are as set forth in Section 14.1 hereof, and the real estate subject to the transfer provided for in this Agreement is described in Exhibit A.
ARTICLE V

INSPECTION OF PROPERTY
Section 5.1
    Entry and Inspection.
(a)
    At all times prior to the Closing Date, subject to the provisions of this Section 5.1 and subject to the obligations set forth in Section 5.3 below, Seller will permit Purchaser and its lender and their authorized agents and representatives (collectively, the “Licensee Parties”) the right to enter upon the Real Property and Improvements at all reasonable times, during normal business hours, to perform inspections of the Property and communicate with Tenants and service providers; provided, however, Purchaser shall not have the right to communicate with Tenants unless interviews and communications are coordinated through Seller and Seller shall have the right to participate in any such communications. Purchaser will provide to Seller written notice of the intention of Purchaser or the other Licensee Parties to enter the Real Property or Improvements at least twenty-four (24) hours prior to such intended entry and specify the intended purpose therefor and the inspections and examinations contemplated to be made. At Seller’s option, Seller may be present for any such entry, inspection and communication with any Tenants and service providers. Purchaser shall have the right to conduct a Phase I Environmental Assessment to the extent the same is to be completed by a reputable, bonded and insured consultant licensed in the State of Illinois carrying the insurance required under Section 5.3 below; provided, however, that no physical or invasive testing or sampling shall be conducted during any such entry by Purchaser or any Licensee Party upon the Real Property without Seller’s specific prior written consent, which consent may be withheld, delayed or conditioned in Seller’s sole and absolute discretion; and provided, further, that prior to giving any such approval, Seller shall be provided with a written sampling plan in reasonable detail in order to allow Seller a reasonable opportunity to evaluate such proposal. If Purchaser or the other Licensee Parties undertake any borings or other disturbances of the soil, the soil shall be recompacted to its condition as existed immediately before any such borings or other disturbances were undertaken.
(b)
    Subject to the obligations set forth in Section 5.3 below, the Licensee Parties shall have the right to communicate directly with the Authorities for any good faith reasonable purpose in connection with this transaction contemplated by this Agreement (so long such communications can be conducted without disclosing that a sale of the Property is contemplated); provided, however, Purchaser, except with respect to routine requests for information, shall provide

Seller at least forty-eight (48) hours prior written notice of Purchaser’s intention to communicate with any Authorities and Seller shall have the right to participate in any such communications.
Section 5.2
    Document Review.
(a)
    Seller has made available and will continue to make available, either via electronic virtual data room, by delivery of materials to Purchaser’s representatives, by access to the Title Company’s data room, or by being made available at the office of the Property’s property manager, the following, to the extent in Seller’s possession or control, to Purchaser and its authorized agents or representatives and prospective lenders for review, inspection, examination, analysis and verification: (i) all existing environmental reports and studies of the Property issued on behalf of Seller; (ii) assessments (special or otherwise), ad valorem and personal property tax bills, covering the three (3) years preceding the Effective Date; (iii) Seller’s most currently available rent roll; (iv) operating statements and rent rolls the stub period of the current calendar year plus the prior two calendar years; (v) copies of Tenant Leases, Service Contracts, and Licenses and Permits; (vi) a current inventory of the Personal Property; and (vii) engineering, mechanical and other drawings, blueprints and specifications and similar documentation relating to the Property (collectively, the “Documents”). Purchaser acknowledges that it has received copies of all the Tenant Leases listed on Exhibit F-1, and the Service Contracts listed on Exhibit B-1, including the commission agreements listed on Exhibit D. “Documents” shall not include (and Seller shall have no obligation to provide written materials requested by Purchaser that constitute) (1) any document or correspondence which would be subject to the attorney-client privilege or covered by the attorney work product doctrine; (2) any document or item which Seller is contractually or otherwise bound to keep confidential; (3) any documents pertaining to the marketing of the Property for sale to prospective purchasers; (4) any internal memoranda, reports or assessments of Seller or Seller’s Affiliates to the extent relating to Seller’s valuation of the Property; (5) any appraisals of the Property, whether prepared internally by Seller or Seller’s Affiliates or externally; (6) any documents or items which Seller considers proprietary (such as Seller’s or its property managers’ operation manuals, software programs or other electronic media or services that are subject to licenses or other agreements that are personal to Seller or Seller’s property manager); (7) organizational, financial and other documents relating to Seller or its Affiliates (other than evidence of due authorization and organization as may be required under this Agreement); or (8) any materials projecting or relating to the future performance of the Property. Except for the representations expressly made in Section 8.1 hereof, Seller makes no other representation or warranty as to the accuracy or completeness of any of the Documents.
(b)
    Purchaser acknowledges that any and all of the Documents may be proprietary and confidential in nature and shall be made available to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser agrees not to disclose the contents of the Documents, or any of the provisions, terms or conditions contained therein, to any party outside of Purchaser’s organization other than its attorneys, partners, accountants, consultants, advisors, lenders or investors (collectively, for purposes of this Section 5.2(b), the

“Permitted Outside Parties”). Purchaser further agrees that within its organization, or as to Permitted Outside Parties, the Documents will be disclosed and exhibited only to those persons within Purchaser’s organization or to those Permitted Outside Parties who need to know such information in order to advise Purchaser in connection with the feasibility of Purchaser’s acquisition of the Property. Purchaser further acknowledges that the Documents and other information relating to the leasing arrangements between Seller and the Tenants or prospective tenants are proprietary and confidential in nature. Purchaser agrees not to divulge the contents of such Documents and other information except in strict accordance with the confidentiality standards set forth in Article XII and this Section 5.2. In permitting Purchaser and the Permitted Outside Parties to review the Documents or information to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser and the Permitted Outside Parties, for whom, by its execution of this Agreement, Purchaser is acting as an agent with regard to such waiver. Purchaser shall be responsible for any breaches of confidentiality under this Agreement by any of the Permitted Outside Parties.
(c)
    Purchaser shall promptly destroy all copies Purchaser has made (and computer files of same) of any Documents containing confidential information before or after the execution of this Agreement, not later than ten (10) Business Days following the time this Agreement is terminated for any reason, and provide Seller with a certified notice of the completion of such destruction.
(d)
    Purchaser acknowledges that some of the Documents may have been prepared by third parties and may have been prepared prior to Seller’s ownership of the Property. Purchaser hereby acknowledges that, except as expressly provided in Section 8.1, Seller has not made and does not make any representation or warranty regarding the truth, accuracy or completeness of the Documents or the sources thereof (whether prepared by Seller, Seller’s Affiliates or any other person or entity). Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents and is providing the Documents solely as an accommodation to Purchaser.
(e)
    Notwithstanding any provision of this Agreement to the contrary, no termination of this Agreement will terminate Purchaser’s obligations pursuant to this Section 5.2.
Section 5.3
    Entry and Inspection Obligations.
(a)
    Purchaser agrees that in entering upon and inspecting or examining the Property and communicating with any Tenants, Purchaser and the other Licensee Parties will not: disturb the Tenants or interfere with their use of the Property pursuant to their respective Tenant Leases; interfere with the operation and maintenance of the Property; damage any part of the Property or any personal property owned or held by any Tenant or any other person or entity; injure or otherwise cause bodily harm to Seller or any Tenant, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; permit any liens to attach to the Property by reason of the exercise of Purchaser’s rights under this Article V; communicate with the Tenants or service providers except in accordance with this Article V; or reveal or disclose any information obtained concerning the Property and the Documents to anyone outside Purchaser’s organization and the Permitted Outside Parties, and only in accordance with the confidentiality standards set forth in Section 5.2(b). Purchaser will: (i) maintain and cause those entering the Property to maintain commercial general liability (occurrence) insurance in an amount not less than Two Million and No/100 Dollars ($2,000,000.00) and on terms (including coverage for an “insured contract” with respect to the indemnity in Section 5.3(b)) satisfactory to Seller covering any accident arising in connection with the presence or activities of Purchaser or the other Licensee Parties on the Property, and deliver to Seller a certificate of insurance verifying such coverage and Seller and its property manager (Hines Interests Limited Partnership) being named as an additional insured on such coverage prior to entry upon the Property; (ii) promptly pay when due the costs of all inspections, entries, samplings and tests conducted by Purchaser and/or any Licensee Parties and examinations done with regard to the Property; and (iii) promptly restore the Property to its condition as existed immediately prior to any such inspection, investigations, examinations, entries, samplings and tests, but in no event later than ten (10) days after the damage occurs. Nothing contained in this Section 5.3 shall be deemed or construed as Seller’s consent to any further physical testing or sampling with respect to the Property after the Financing Approval Period.
(b)
    Purchaser hereby indemnifies, defends and holds Seller and its members, partners, agents, officers, directors, employees, successors, assigns and Affiliates harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, and obligations, together with all losses, penalties, actual out-of-pocket costs and expenses relating to any of the foregoing (including but not limited to court costs and reasonable attorneys’ fees) arising out of any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, whether prior to or after the date hereof, with respect to the Property or any violation of the provisions of this Section 5.3; provided that the foregoing indemnity shall not apply to any claims, damages or other costs arising by virtue of the mere discovery of any pre-existing condition at the Property in connection with any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, but only to the extent such parties do not exacerbate such pre-existing condition.
(c)
    Notwithstanding any provision of this Agreement to the contrary, neither the Closing nor a termination of this Agreement will terminate Purchaser’s obligations pursuant to this Section 5.3, which shall survive Closing or termination.
(d)
    Notwithstanding anything in this Agreement to the contrary, the Inspection Agreement shall not be merged into this Agreement at Closing or otherwise.

Section 5.4
    Financing Approval Period. From the Effective Date until 5:00 p.m. (Central time) on the Contingency Date (the “Financing Approval Period”), Purchaser shall use good faith and commercially reasonable efforts to obtain third-party financing for the purchase of the Property on terms satisfactory to Purchaser, in Purchaser’s sole discretion. If Purchaser has not obtained satisfactory terms for such financing, in Purchaser’s sole and absolute discretion, prior to the expiration of the Financing Approval Period, then Purchaser may, prior to 5:00 p.m. (Central time) on the Contingency Date, notify Seller in writing (a “Disapproval Notice”) that Purchaser is terminating this Agreement. If Purchaser timely elects to terminate this Agreement pursuant to this Section 5.4, the Title Company shall pay the Initial Deposit, together with all interest thereon, to Seller. If Purchaser fails to timely deliver a Disapproval Notice pursuant to the foregoing, this Agreement shall continue in full force and effect and Purchaser shall have waived any right to terminate this Agreement pursuant to this Section 5.4, and Purchaser shall make the Additional Deposit in accordance with Section 4.1. If this Agreement is so terminated, then except for the Termination Surviving Obligations, which expressly survive termination of this Agreement, the parties shall have no further rights or obligations to one another under this Agreement.
Section 5.5
    Sale “As Is”. THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER, THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER, AND PURCHASER HAS CONDUCTED (OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE FINANCING APPROVAL PERIOD) ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN ANY SPECIFIC MATTERS REPRESENTED IN THIS AGREEMENT OR ANY CLOSING DOCUMENTS, BY WHICH ALL OF THE FOLLOWING PROVISIONS OF THIS SECTION 5.5 ARE LIMITED, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER’S AFFILIATES, AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE. SELLER SPECIFICALLY DISCLAIMS, AND NEITHER SELLER NOR ANY OF SELLER’S AFFILIATES NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER AND, EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY CLOSING DOCUMENTS, NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (D) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (E) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN, OR UNKNOWN, OR LATENT, WITH RESPECT TO ANY REAL PROPERTY, IMPROVEMENTS

OR THE PERSONAL PROPERTY, (F) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY OR THE TENANTS AND (G) THE COMPLIANCE OR LACK THEREOF OF ANY REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS (INCLUDING, WITHOUT LIMITATION, ALL LAWS AND REGULATIONS PERTAINING TO ENVIRONMENTAL MATTERS), IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH TO THE CONTRARY IN THIS AGREEMENT OR THE CLOSING DOCUMENTS, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN THE CONDITION AND STATE OF REPAIR EXISTING ON THE EFFECTIVE DATE, “AS IS” AND “WHERE IS”, WITH ALL FAULTS. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate, and that it is relying solely on its own expertise and that of Purchaser’s consultants in purchasing the Property. Purchaser is hereby deemed to have conducted such inspections, investigations and other independent examinations of the Property and related matters as Purchaser deems necessary, including but not limited to the physical and environmental conditions thereof, and will rely upon same and not upon any statements of Seller (excluding the limited specific matters represented by Seller herein as limited by Section 16.1) or of any Affiliate, officer, director, employee, agent or attorney of Seller. Purchaser acknowledges that all information obtained by Purchaser was obtained from a variety of sources and, except as set forth in this Agreement, Seller will not be deemed to have represented or warranted the completeness, truth or accuracy of any of the Documents or other such information heretofore or hereafter furnished to Purchaser. Upon Closing, Purchaser will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Purchaser’s inspections and investigations. Purchaser further hereby assumes the risk of changes in applicable Environmental Laws relating to past, present and future environmental health conditions on, or resulting from the ownership or operation of, the Property. Purchaser acknowledges and agrees that upon Closing, Seller will sell and convey to Purchaser, and Purchaser will accept the Property, “AS IS, WHERE IS,” with all faults. Purchaser further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property, by Seller, an Affiliate of Seller, any agent of Seller or any third party. Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. Purchaser acknowledges that the Purchase Price reflects the “AS IS, WHERE IS” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. Purchaser has fully reviewed the disclaimers and waivers set forth in this Agreement, and understands the significance and effect thereof. Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement, and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimer and other agreements set forth in this Agreement. The terms and conditions of this Section 5.5 will expressly survive the Closing and will not merge with the provisions of any Closing Documents.

Section 5.6
    Purchaser’s Release of Seller.
(a)
    Seller Released From Liability. Purchaser, on behalf of itself and its partners, officers, directors, agents, controlling persons and Affiliates, hereby releases Seller and Seller’s Affiliates and their respective partners, members, owners, officers, directors, agents, representatives and controlling persons (collectively, the “Seller Released Parties”) from any and all liability, responsibility, penalties, fines, suits, demands, actions, losses, damages, expenses, causes of action, proceedings, judgments, executions, costs of any kind or nature whatsoever and claims (collectively, “Claims”) arising out of or related to any matter or any nature relating to the Property or its condition (including, without limitation, the presence in the soil, soil gas, air, structures and surface and subsurface waters, of any Hazardous Substances or any chemical, material or substance that may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and/or that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, any latent or patent construction defects, errors or omissions, compliance with law matters, any statutory or common law right Purchaser may have for property damage Claims, bodily injury Claims, contribution or cost recovery Claims or any other Claims under Environmental Laws and/or to receive disclosures from Seller, including, without limitation, any disclosures as to the Property’s location within areas designated as subject to flooding, fire, seismic or earthquake risks by any federal, state or local entity, the need to obtain flood insurance, the certification of water heater bracing and/or the advisability of obtaining title insurance, or any other condition or circumstance affecting the Property, its financial viability, use of operation, or any portion thereof), valuation, salability or utility of the Property, or its suitability for any purpose, excluding Claims resulting from a breach of the limited specific matters represented by Seller herein (as limited by Section 16.1). Without limiting the foregoing, Purchaser specifically releases Seller and the Seller Released Parties from any claims Purchaser may have against Seller and/or the other Seller Released Parties now or in the future arising from the environmental condition of the Property or the presence of Hazardous Substances or contamination on or emanating from the Property, including any rights of contribution or indemnity. The foregoing waivers and releases by Purchaser shall survive either (i) the Closing and shall not be deemed merged into the provisions of any Closing Documents, or (ii) any termination of this Agreement.
(b)
    Purchaser’s Waiver of Objections. Purchaser acknowledges that it has inspected the Property, observed its physical characteristics and existing conditions and had the opportunity to conduct such investigations and studies on and off said Property and adjacent areas as it deems or deemed necessary, and Purchaser hereby waives any and all objections to or complaints (including but not limited to actions based on federal, state or common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Property are or may be subject, including any rights of contribution or indemnity) against Seller, its Affiliates, or their respective officers, directors, partners, members, owners, employees or agents regarding physical characteristics and existing conditions, including without limitation structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Substances on, under, adjacent to or otherwise affecting the Property or related to prior uses of the

Property, excluding objections or complaints resulting from a breach of the limited specific matters represented by Seller herein (as limited by Section 16.1).
(c)
    Purchaser Assumes Risks of Change in Laws. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental, safety or health conditions on, or resulting from the ownership or operation of, the Property, and the risk that adverse physical characteristics and conditions, including without limitation the presence of Hazardous Substances or other substances, may not be revealed by its investigation.
(d)
    Flood Hazard Zone. Purchaser acknowledges that if the Real Property is located in an area which the Secretary of the Department of Housing and Urban Development has found to have special flood hazards, then pursuant to the National Flood Insurance Program, Purchaser will be required to purchase flood insurance in order to obtain a loan secured by the Real Property from a federally regulated financial institution or a loan insured or guaranteed by an agency of the United States government. Seller shall have no responsibility to determine whether the Real Property is located in an area which is subject to the National Flood Insurance Program.
(e)
    Survival. The provisions of this Section 5.6 shall survive either (i) the Closing and shall not be deemed merged into the provisions of any Closing Documents, or (ii) any termination of this Agreement.
ARTICLE VI

TITLE AND SURVEY MATTERS
Section 6.1
    Survey. Prior to May 31, 2016, Seller shall, at its own cost, deliver to Purchaser an ALTA/NSPS survey of the Property prepared by a surveyor licensed in the State of Illinois (the “Updated Survey”), certified to Purchaser and the Title Company. Purchaser shall cause the surveyor to revise the Updated Survey to include Table A items, as necessary, and to be certified to Purchaser’s mortgage lender. Seller shall cooperate with Purchaser to obtain such modifications, but shall have no obligation to pay any cost of any such modification, update, or recertification of the Updated Survey, all of which shall be at Purchaser’s sole cost and expense.
Section 6.2
    Title and Survey Review.
(e)
    Prior to the execution and delivery hereof, Purchaser has caused the Title Company to furnish or otherwise make available to Purchaser a preliminary title commitment for the Real Property and the Improvements dated with an effective date of April 8, 2016 (the “PTR”), and copies of all underlying title documents described in the PTR. Purchaser shall have until the date that is five (5) Business Days after Seller’s delivery of the Updated Survey (the “Title Notice Date”) to provide written notice (the “Title Notice”) to Seller and the Title Company of any matters shown on the PTR and/or the Updated Survey which are not satisfactory to Purchaser, and a schedule of required coverages and endorsements to the title policy to be issued to Purchaser and its mortgage lender, which coverage and endorsements shall include but not be limited to affirmative insurance for all easement parcels, extended coverage over the general exceptions, Zoning 3.1 with parking, access, utility facility, survey, contiguity, direct access, tax parcel, restrictions, and street assessment (“Required Endorsements”). The Updated Survey will be deemed received on May 26, 2016. If Seller has not received such Title Notice from Purchaser by the Title Notice Date, Purchaser shall be deemed to have unconditionally approved of the condition of title to the Property and the Updated Survey, subject to Seller’s obligations set forth in Section 6.2(c). Except with respect to the Must-Cure Matters, Seller shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations, or otherwise to cure or agree to cure any title objections. To the extent Purchaser timely delivers a Title Notice, then Seller shall deliver, no later than one (1) Business Day after the Title Notice Date (the “Seller’s Title Response Deadline”), written notice to Purchaser and the Title Company identifying which disapproved items, if any, Seller shall undertake to cure (by either having the same removed or by obtaining affirmative insurance over the same as part of the final Title Policy) (“Seller’s Response”). The Title Company shall deliver a proforma policy attaching the form of each of the Required Endorsements as promptly as possible after receipt of the Title Notice. If Seller delivers a Seller’s Response undertaking to remove an unpermitted exception, it shall be deemed to be a covenant of Seller to remove such exception and such exception shall be deemed to be a Must-Cure Matter. If Seller does not deliver Seller’s Response prior to Seller’s Title Response Deadline, except for the Must-Cure Matters, Seller shall be deemed to have elected to not remove or otherwise cure any exceptions disapproved by Purchaser. If Seller elects, or is deemed to have elected, not to remove or otherwise cure an exception disapproved in Purchaser’s Title Notice (other than the Must-Cure Matters), Purchaser shall have until one (1) Business Day after the Seller’s Title Response Deadline (“Purchaser’s Title Approval Date”) to: (i) deliver a written notice (“Termination Notice”) to Seller and the Title Company terminating this Agreement as set forth in Section 5.4 above, in which event the Earnest Money Deposit shall be paid to Purchaser, or (ii) waive any such objection to the PTR and the Updated Survey (whereupon such objections shall be deemed Permitted Exceptions for all purposes hereof). If Seller and the Title Company have not received written notice from Purchaser by Purchaser’s Title Approval Date, such failure shall be deemed Purchaser’s waiver of all such objections to the PTR and the Updated Survey, other than the Must-Cure Matters.
(f)
    Purchaser may, at or prior to Closing, notify Seller in writing (the “Gap Notice”) of any objections to title: (i) raised by the Title Company between April 8, 2016 and the Closing, (ii) not disclosed in writing by the Title Company to Purchaser prior to Purchaser’s Title Approval Date, or (iii) not disclosed in writing by Seller to Purchaser and the Title Company prior to Purchaser’s Title Approval Date (“New Exceptions”); provided that Purchaser must notify Seller of any objection to any such New Exception prior to the date which is five (5) Business Days after being made aware of the existence of such New Exception. If the Closing Date is less than five (5) Business Days after the date Purchaser is made aware of the existence of such New Exception, the Closing shall be extended for a period to permit Purchaser to object and Seller to exercise its rights in this Section. If Purchaser fails to deliver to Seller a notice of objections on or before such date, Purchaser will be deemed to have waived any objection to the New Exceptions, and the New Exceptions will be included as Permitted Exceptions. Seller will have two (2) Business Days from the receipt of Purchaser’s notice (and, if necessary, Seller may extend the Closing Date to provide for such two (2) Business Days period and for two (2) Business Days following such period for Purchaser’s response), within which time Seller may, but is under no obligation to (other than Must-Cure Matters), remove or otherwise obtain affirmative insurance over the objectionable New Exceptions, or commit to remove or otherwise obtain affirmative insurance over the same at or prior to Closing. If, within the two (2) Business Days period, Seller does not remove or otherwise obtain affirmative insurance over the objectionable New Exceptions, then Purchaser may terminate this Agreement upon delivering a Termination Notice to Seller in accordance with Section 5.4 above no later than the earlier to occur of: (x) the date two (2) Business Days following expiration of the two (2) Business Days cure period; or (y) the Closing Date, as may be extended. If Purchaser fails to terminate this Agreement in the manner set forth above, the New Exceptions (other than the Must-Cure Matters and other than those exceptions that Seller has removed or otherwise affirmatively insured over, or committed to do the same as set forth above) will be included as Permitted Exceptions. If this Agreement is terminated by Purchaser pursuant to the foregoing provisions of this Section 6.2(b), then (i) neither Purchaser nor Seller shall have any further rights or obligations hereunder (except for those expressly surviving the termination of this Agreement), and (ii) the Earnest Money Deposit shall be returned to Purchaser.
(g)
    Notwithstanding any provision of this Section 6.2 to the contrary, Seller will be obligated to cure exceptions to title to the Real Property and Improvements relating to: (i) liens and security interests securing any loan to, or assumed by, Seller or the Property, (ii) judgment liens and/or tax liens filed against Seller or the Property, (iii) any other liens or security interests created by documents executed by Seller to secure monetary obligations or otherwise created or caused by Seller, other than liens for ad valorem taxes and assessments which are not yet payable, and (iv) liens for assessments which are due and payable (collectively, the “Must-Cure Matters”). If Seller fails to cure or remove a Must-Cure Matter on or before Closing, Purchaser may, as its sole and exclusive remedy, terminate this Agreement and receive a return of the Earnest Money Deposit. Notwithstanding anything to the contrary contained in this Agreement, Seller may cure any unpermitted exception or encumbrance (including Must-Cure Matters) by insuring over such unpermitted exception or encumbrance only if Purchaser approves such endorsement to the Title Policy in Purchaser’s sole and exclusive discretion. To the extent any mechanic lien is filed against the Property, prior to Closing, as a result of work, service, labor or materials performed or supplied by, for or on behalf of Tenants, Seller will (from the time Seller becomes aware of such lien until Closing) assert its rights as landlord under the applicable lease to attempt to have the tenant resolve the issues and if requested by Purchaser the tenant’s security deposit or letter of credit will be used to post security or obtain a bond required by the title company; provided that the foregoing shall, in no event, require Seller to terminate any Tenant Leases or to commence any litigation against any Tenant or third-party.
Section 6.3
    Title Insurance. At the Closing, and as a condition thereto, the Title

Company shall issue to Purchaser an ALTA Owner’s Policy of Title Insurance (the “Title Policy”) with liability in the amount of the Purchase Price, showing title to the Real Property and Improvements vested in the Purchaser, with such Required Endorsements as Purchaser shall request and Title Company shall have agreed to issue prior to the Purchaser’s Title Approval Date, subject only to: (i) exceptions approved or deemed approved by Purchaser pursuant to Section 6.2 above, including matters of survey, (ii) the Tenant Leases, (iii) any taxes and assessments which are not yet due and payable as of the Closing (iv) any matters which have been affirmatively insured over with Purchaser’s prior approval, and (v) any exceptions arising from Purchaser’s actions (collectively, the “Permitted Exceptions”). It is understood that issuance of the Required Endorsements is a condition to Closing, but only to the extent the Title Company has agreed, in writing and subject only to the payment of fees and delivery of the items set forth in Section 10.3 and 10.4, to issue the Required Endorsements prior to the Purchaser’s Title Approval Date.
ARTICLE VII

INTERIM OPERATING COVENANTS AND ESTOPPELS
Section 7.1
    Interim Operating Covenants. Seller covenants to Purchaser, that Seller will:
(h)
    Operations. From the Effective Date until Closing, continue to operate, manage and maintain the Improvements in the ordinary course of Seller’s business and substantially in accordance with Seller’s present practice, subject to ordinary wear and tear and Article IX of this Agreement;
(i)
    Maintain Insurance. From the Effective Date until Closing, maintain fire and extended coverage insurance on the Improvements which is at least equivalent in all material respects to Seller’s insurance policies covering the Improvements as of the Effective Date;
(j)
    Personal Property. From the Effective Date until Closing, not transfer or remove any Personal Property from the Improvements except for the purpose of repair or replacement thereof. Any items of Personal Property replaced after the Effective Date will be installed prior to Closing, and will be of substantially similar quality of the item of Personal Property being replaced;
(k)
    Leases. From the Effective Date until Closing, not enter into any new lease or any amendments, expansions or renewals of Tenant Leases, or terminate any Tenant Lease, without the prior written consent of the material terms thereof by Purchaser, which consent: (i) will not be unreasonably withheld, delayed, or conditioned during the Financing Approval Period, and (ii) may be given or withheld in Purchaser’s sole discretion from the expiration of the Financing Approval Period until Closing. Furthermore, nothing herein shall be deemed to require Purchaser’s consent to any expansion or renewal or termination which Seller, as landlord, is required to honor pursuant to any Tenant Lease.
(l)
    Service Contracts. From the Effective Date until Closing, not enter into, or renew the term of, any service contract, other than in the ordinary course of business, unless such service contract is terminable on thirty (30) days (or less) prior notice without penalty, or unless Purchaser consents thereto in writing, which approval: (i) will not be unreasonably withheld, delayed, or conditioned during the Financing Approval Period, and (ii) may be given or withheld in Purchaser’s sole discretion from the expiration of the Financing Approval Period until Closing. Prior to the Closing Date, Seller shall terminate, at Seller’s sole cost and expense, the Exclusive Leasing Agreement with CBRE and any other Service Contract, to the extent terminable without penalty or fee, designated by Purchaser by written notice on or before July 2, 2016; provided that Purchaser must assume the collective bargaining agreements and Service Contracts which are non-terminable.
(m)
    Notices. To the extent received by Seller, from the Effective Date until Closing, promptly deliver to Purchaser copies of written default notices, notices of lawsuits and notices of violations affecting the Property;
(n)
    Encumbrances. Without Purchaser’s prior approval in its sole discretion, Seller shall not subject or permit the Property to be subjected to any additional liens, encumbrances, covenants or easements, which would not constitute Permitted Exceptions, unless released prior to Closing; and
(o)
    Consents to Assignments. Seller will use good faith efforts to obtain any consents required for the assignment of any Licenses and Permits, Intangible Personal Property, and Warranties including the payment of any transfer fees, provided that the failure to obtain any such consent shall not constitute a default by Seller or a failed condition to Closing.
Whenever in this Section 7.1 Seller is required to obtain Purchaser’s approval with respect to any transaction described therein, Purchaser shall, within three (3) Business Days after receipt of Seller’s written request therefor, notify Seller of its approval or disapproval of same and, if Purchaser fails to notify Seller of its approval within said three (3) Business Day period, Purchaser shall be deemed to have approved same.
Section 7.2
    Tenant Lease Estoppels.
(h)
    It will be a condition precedent to Purchaser’s obligation to Close the transactions contemplated herein that Seller obtains and delivers to Purchaser, from each of the major tenants listed on Exhibit C-1 (“Major Tenants”), and from such other Tenants leasing space at the Improvements, which when added to the Major Tenants aggregates at least seventy-five percent (75%) of the rentable square footage leased at the Improvements, executed Acceptable Estoppel Certificates. “Acceptable Estoppel Certificates” are estoppel certificates in substantially the form of the estoppel certificate attached hereto as Exhibit C-2, which shall not contain any material modifications or inconsistencies with respect to the rent roll and the Tenant Leases and which shall not disclose any alleged material default or unfulfilled material obligation on the part of the landlord not previously disclosed in writing to Purchaser; provided that an estoppel certificate executed by a Tenant in the form prescribed by its Tenant Lease shall constitute an Acceptable Estoppel Certificate if it is otherwise consistent with this Section 7.2 and the factual information contained in the estoppels distributed to such Tenants pursuant to the provisions of this Section 7.2. In addition to the Acceptable Estoppel Certificates, Purchaser’s mortgage lender may request, and Seller shall cooperate in obtaining subordination, non-disturbance and attornment agreements (“SNDAs”) for tenants at the Property, provided that obtaining any SNDA shall not be a condition to Purchaser’s obligation to Closing hereunder and failure to obtain any SNDA shall not constitute a default by Seller hereunder. Notwithstanding anything contained herein to the contrary, in no event shall Seller’s failure to obtain the required number of Acceptable Estoppel Certificates in accordance with the provisions of this Section 7.2 constitute a default by Seller under this Agreement. Purchaser’s sole and exclusive remedy for a failure of the condition to obtain the required number of Acceptable Estoppel Certificates shall be to terminate this Agreement, in which event the Earnest Money Deposit shall be paid to Purchaser. Prior to delivery of the forms of estoppel certificates to the Tenants, Seller will deliver to Purchaser completed forms of estoppel certificates, in the form attached hereto as Exhibit C-2, containing the information contemplated thereby. Within two (2) Business Days following Purchaser’s receipt thereof, Purchaser will send to Seller notice either: (i) approving such forms as completed by Seller, or (ii) setting forth in detail all changes to such forms which Purchaser reasonably believes to be appropriate to make the completed forms of estoppel certificates accurate and complete. Seller will make such changes to the extent Seller agrees such changes are appropriate, except that Seller will not be obligated to make any changes which request more expansive information than is contemplated by Exhibit C-2. Purchaser’s failure to respond within such two (2) Business Day period shall be deemed approval of such estoppel certificate
(i)
    Provided acceptable to Purchaser’s lender, Seller, at its sole option, may elect to satisfy part of the requirements under Section 7.2(a) by delivering a representation certificate of Seller in the form attached hereto as Exhibit C-3 (a “Seller Certificate”) for up to fifteen percent (15%) of the rentable area at the Improvements, but not for any Major Tenant. If Seller subsequently obtains an estoppel certificate meeting the requirements of Section 7.2(a) hereof from a Tenant for which Seller had delivered Seller Certificate, the delivered Seller Certificate will be null and void, and Purchaser will accept such estoppel certificate in its place.
Section 7.3
    Easement Estoppels. It will be a condition precedent to Purchaser’s obligation to close the transactions contemplated herein that Seller obtains and delivers to Purchaser estoppel certificates from each third party beneficiary under the REAs (each, an “Easement Estoppel Certificate”) in substantially the form of the estoppel certificate attached hereto as Exhibit C-4, with such modifications as Purchaser shall reasonably request in writing on or before five (5)

Business Days after the Effective Date. Such Easement Estoppel Certificate shall not disclose: (i) any failure to pay any assessment or other financial obligation under an REA, or (ii) any alleged material default or unfulfilled material obligation. Notwithstanding anything contained herein to the contrary, in no event shall Seller’s failure to obtain the Easement Estoppel Certificates in accordance with the provisions of this Section 7.3 constitute a default by Seller under this Agreement. Purchaser’s sole and exclusive remedy for a failure of the condition to obtain the Easement Estoppel Certificates shall be to terminate this Agreement, in which event the Earnest Money Deposit shall be paid to Purchaser.
Section 7.4
    OFAC.
(f)
    Pursuant to United States Presidential Executive Order 13224 (the “Executive Order”), Seller is required to ensure that it does not transact business with persons or entities determined to have committed, or to pose a risk of committing or supporting, terrorist acts and those persons: (i) described in Section 1 of the Executive Order, or (ii) listed in the “Alphabetical Listing of Blocked Persons, Specially Designated Nationals, Specially Designated Terrorists, Specially Designated Global Terrorists, Foreign Terrorist Organizations, and Specially Designated Narcotics Traffickers” published by the United States Office of Foreign Assets Control (“OFAC”), 31 C.F.R. Chapter V, Appendix A, as in effect from time to time (as to (i) and (ii), a “Blocked Person”). If Seller learns that Purchaser is, becomes, or appears to be a Blocked Person, Seller may delay the sale contemplated by this Agreement pending its conclusion of its investigation into the matter of Purchaser’s status as a Blocked Person. If Seller determines that Purchaser is or becomes a Blocked Person and Purchaser has not corrected the situation within five (5) days, Seller shall have the right to immediately terminate this Agreement, and take all other actions necessary, or in the opinion of Seller, appropriate to comply with applicable law, Purchaser shall receive a return of the Refundable Portion of the Additional Deposit, and the Hard Portion of the Earnest Money Deposit shall be paid to Seller. The provisions of this Section 7.4(a) will survive termination of this Agreement.
(g)
    Pursuant to the Executive Order, Purchaser is required to ensure that it does not transact business with a Blocked Person. If Purchaser learns that Seller is, becomes, or appears to be a Blocked Person, Purchaser may delay the sale contemplated by this Agreement pending its conclusion of its investigation into the matter of Seller’s status as a Blocked Person. If Purchaser determines that Seller is or becomes a Blocked Person and Seller has not corrected the situation within five (5) days, Purchaser shall have the right to immediately terminate this Agreement and take all other actions necessary, or in the opinion of Purchaser, appropriate to comply with applicable law and the Earnest Money Deposit shall be paid to Purchaser. The provisions of this Section 7.4(b) will survive termination of this Agreement.
ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

Section 8.1
    Seller’s Representations and Warranties. The following constitute the sole representations and warranties of Seller with respect to the purchase and sale of the Property contemplated hereby. Subject to the limitations set forth in Article XVI of this Agreement, Seller represents and warrants to Purchaser the following as of the Effective Date:
(j)
    Status. Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware.
(k)
    Authority; Enforceability. The execution and delivery of this Agreement and the performance of Seller’s obligations hereunder have been duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally.
(l)
    Non-Contravention. The execution and delivery of this Agreement by Seller and the performance by Seller of Seller’s obligations under this Agreement will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which it is bound.
(m)
    Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby.
(n)
    Suits and Proceedings, No Violation Notices. As of the Effective Date, except as listed in Exhibit E, there are no legal actions, suits or similar proceedings pending and served, or to Seller’s Knowledge, threatened (in writing) against the Property, Seller relating to the Property, or Seller’s ownership or operation of the Property, including without limitation, condemnation, takings by an Authority or similar proceedings.
(o)
    No Bankruptcy. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy, admitted in writing its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally, and Seller has received no written notice of and has no knowledge of (i) the filing of any involuntary petition by Seller’s creditors, (ii) the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, or (iii) the attachment or other judicial seizure of all, or substantially all, of Seller’s assets.

(p)
    Non-Foreign Entity. Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(q)
    Tenant Leases and Tenants. As of the Effective Date, the list of Tenants set forth on Exhibit F-1 attached hereto constitutes all of the Tenants under Tenant Leases affecting the Real Property and Improvements. As of the Effective Date, there are no leases or occupancy agreements affecting the Real Property and Improvements other than the Tenant Leases listed on Exhibit F-1. The copies of the Tenant Leases that have been provided or made available to Purchaser are true, correct and complete in all material respects. All Tenant Deposits currently held by Seller as of the Effective Date, are set forth on Exhibit F-2. Except as disclosed on Exhibit F-3, Seller has not received written notice of any uncured material default by any party under any Tenant Lease.
(r)
    Service Contracts; Commission Agreements. The Documents made available to Purchaser pursuant to Section 5.2(a) hereof include copies of all Service Contracts listed on Exhibit B-1 under which Seller is currently paying for services rendered in connection with the Property, including all of the commission agreements listed on Exhibit D. As of the Effective Date, Exhibit B-1 is a true and correct list of the Service Contracts in effect as of the date hereof and Seller has delivered or made available to Purchaser for review, true and complete copies of all Service Contracts, as set forth on Exhibit B-1. As of the Effective Date, Exhibit D is a true and correct list of the commission agreements in effect as of the date hereof and Seller has delivered or made available to Purchaser for review, true and complete copies of all commission agreements set forth on Exhibit D. Except as disclosed on Exhibit B-1, Seller has not received written notice of any uncured material default by any party under any Service Contract.
(s)
    Leasing Costs. Except as set forth on Exhibit G attached hereto, there are no unpaid Leasing Costs currently due and payable with respect to any Tenant Leases.
(t)
    Available Environmental Reports. To Seller’s Knowledge, Seller has provided or made available to Purchaser all third-party reports commissioned by Seller within the last five (5) years that pertain to the analysis of Hazardous Substances at the Property.
(u)
    Employee Matters. Seller has no employees at the Property.
(v)
    Prohibited Persons. Neither Seller, nor any Affiliate of Seller nor any Person that directly or indirectly owns ten percent (10%) or more of the outstanding equity in Seller (collectively, the “Seller Persons”), is, or has been determined by the U.S. Secretary of the Treasury to be acting on behalf of, a Blocked Person, or has otherwise been designated as a Person (i) with whom an entity organized under the laws of the United States is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property, pursuant to the Executive Order or otherwise. In addition, no Seller Person is located in, or operating from, a country subject to U.S. economic sanctions administered by OFAC.
(w)
    Violations. Except as disclosed to Purchaser, Seller has not received written notice from any Authority regarding a violation of Government Regulations, including Environmental Laws, which remain uncured.
(x)
    Purchase Options. Seller has not granted a right to purchase the Property, including a right of refusal to purchase the Property, except to Purchaser pursuant to this Agreement.
Section 8.2
    Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller the following:
(c)
    Status. Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Delaware.
(d)
    Authority; Enforceability. The execution and delivery of this Agreement and the performance of Purchaser’s obligations hereunder have been duly authorized by all necessary action on the part of Purchaser and its constituent owners and/or beneficiaries and this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally.
(e)
    Non-Contravention. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.
(f)
    Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.

(g)
    Prohibited Persons. Neither Purchaser, nor any Affiliate of Purchaser nor any Person that directly or indirectly owns 10% or more the outstanding equity in Purchaser (collectively, the “Purchaser Persons”), is, or has been determined by the U.S. Secretary of the Treasury to be acting on behalf of, a Blocked Person, or has otherwise been designated as a Person (i) with whom an entity organized under the laws of the United States is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property, pursuant to the Executive Order or otherwise. In addition, no Purchaser Person is located in, or operating from, a country subject to U.S. economic sanctions administered by OFAC.
(h)
    ERISA. Purchaser is not an “employee benefit plan,” as defined in Section 3(3) of ERISA. None of the transactions contemplated herein (including those transactions occurring after the Closing) shall constitute a “prohibited transaction” within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA.
ARTICLE IX

CONDEMNATION AND CASUALTY
Section 9.1
    Significant Casualty. If, prior to the Closing Date, all or any portion of the Real Property and the Improvements is destroyed or damaged by fire or other casualty, Seller will notify Purchaser of such casualty. Purchaser will have the option, in the event all or any Significant Portion of the Real Property and the Improvements is so destroyed or damaged, to terminate this Agreement upon notice to Seller given not later than ten (10) days after receipt of Seller’s notice. If this Agreement is terminated, the Earnest Money Deposit will be returned to Purchaser upon Purchaser’s compliance with Section 4.6 and thereafter neither Seller nor Purchaser will have any further rights or obligations to the other hereunder except with respect to the Termination Surviving Obligations. If Purchaser does not elect to terminate this Agreement, Seller will not be obligated to repair such damage or destruction, but (a) Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate Seller for loss of rental or other income from the Property attributable to periods prior to the Closing), and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit against cash due at Closing for the amount of the deductible on such insurance policy less any amounts expended by Seller to collect any such insurance proceeds or to make such repairs or to remedy any unsafe conditions at the Property, other than repairs which are the responsibility of Tenants under Tenant Leases.

Section 9.2
    Casualty of Less Than a Significant Portion. If less than a Significant Portion of the Real Property and the Improvements are damaged as aforesaid, Purchaser shall not have the right to terminate this Agreement and Seller will not be obligated to repair such damage or destruction, but (a) Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate Seller for loss of rental or other income from the Property attributable to periods prior to the Closing), and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit against cash due at Closing for the amount of the deductible on such insurance policy less any amounts expended by Seller to collect any such insurance proceeds or to make such repairs or to remedy any unsafe conditions at the Property, other than repairs which are the responsibility of Tenants under Tenant Leases.
Section 9.3
    Condemnation of Property. In the event of condemnation or sale in lieu of condemnation of all or any Significant Portion of the Real Property and the Improvements, or if Seller shall receive an official notice from any governmental authority having eminent domain power over a Property and the Improvements thereon of its intention to take, by eminent domain proceeding, all or any Significant Portion of the Real Property and Improvements, prior to the Closing, Purchaser will have the option, by providing Seller written notice within ten (10) days after receipt of Seller’s notice of such condemnation or sale, of terminating Purchaser’s obligations under this Agreement or electing to have this Agreement remain in full force and effect. In the event Purchaser does not terminate this Agreement pursuant to the preceding sentence or Purchaser does not have the right to terminate this Agreement pursuant to this Section 9.3, the Seller will assign to Purchaser any and all claims for the proceeds of such condemnation or sale to the extent the same are applicable to the Property and the Improvements, and Purchaser will take title to the Property with the assignment of such proceeds and subject to such condemnation and without reduction of the Purchase Price. Should Purchaser elect to terminate Purchaser’s obligations under this Agreement under the provisions of this Section 9.3, the Earnest Money Deposit will be returned to Purchaser upon Purchaser’s compliance with Section 4.6 and neither Seller nor Purchaser will have any further obligation under this Agreement except for the Termination Surviving Obligations. Notwithstanding anything to the contrary herein, if any eminent domain or condemnation proceeding is instituted (or notice of same is given) solely for the taking of any subsurface rights for utility easements or for any right-of-way easement, and the surface may, after such taking, be used in substantially the same manner as though such rights have not been taken, Purchaser will not be entitled to terminate this Agreement as to any part of the applicable Property, but any award resulting therefrom will be assigned to Purchaser at Closing and will be the exclusive property of Purchaser upon Closing.
ARTICLE X

CLOSING

Section 10.1
    Closing. The Closing of the sale of the Property by Seller to Purchaser will occur on the Closing Date, TIME BEING OF THE ESSENCE, through the escrow established with the Title Company pursuant to a “New York style” closing. Seller shall have the right to extend the Closing Date one or more times, to a date no later than August 31, 2016 to the extent deemed necessary by Seller to satisfy Closing conditions. Purchaser shall have the one-time right to extend the Closing Date to August 22, 2016, by delivering written notice of such election to Seller on or before August 3, 2016. At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended.
Section 10.2
    Purchaser’s Closing Obligations. On or before the Deposit Time, Purchaser, at its sole cost and expense, will deliver the following items in escrow with the Title Company pursuant to Section 4.4, for delivery to Seller at Closing as provided herein:
(a)
    The Purchase Price, after all adjustments are made at the Closing as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.3;
(b)
    Four (4) counterparts of the General Conveyance, duly executed by Purchaser;
(c)
    One (1) counterpart of each of the Tenant Notice Letters, duly executed by Purchaser;
(d)
    One (1) counterpart of any required state, county, or municipal transfer declaration form, duly executed by Purchaser;
(e)
    Evidence reasonably satisfactory to the Title Company that the person executing the Closing Documents on behalf of Purchaser has full right, power, and authority to do so;
(f)
    Such other transfer and tax forms, if any, as may be required by state and local Authorities as part of the transfer of the Property; and
(g)
    Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the “Closing Statement” as that term is defined in Section 10.4 below, duly executed and delivered.
Section 10.3
    Seller’s Closing Obligations. Seller, at its sole cost and expense, will deliver (i) the following items (a), (b), (c), (d), (e), (f), (g), (k), (l), (m) and (n) in escrow with the Title Company pursuant to Section 4.4 on or before the Deposit Time, and (ii) upon receipt of the Purchase Price, Seller shall deliver items (h), (i) and (j) to Purchaser at the Property:
(a)
    A special warranty deed substantially in the form attached hereto as Exhibit I (the “Deed”), duly executed and acknowledged by Seller conveying to Purchaser the Real Property and the Improvements, which Deed shall be delivered to Purchaser by the Title Company agreeing to cause same to be recorded in the Official Records, along with a separate unrecorded statement of documentary transfer tax duly executed by Seller and attached to the Deed and a water certification from the City of Chicago;
(b)
    Four (4) counterparts of the General Conveyance, Bill of Sale and Assignment and Assumption substantially in the form attached hereto as Exhibit H (the “General Conveyance”) duly executed by Seller;
(c)
    One (1) counterpart of the form of Tenant Notice Letters, duly executed by Seller;
(d)
    One (1) counterpart of any required state, county or municipal transfer declaration form, duly executed by Seller;
(e)
    Evidence reasonably satisfactory to the Title Company that the person executing the Closing Documents on behalf of Seller has full right, power and authority to do so;
(f)
    A certificate in the form attached hereto as Exhibit J (“Certificate as to Foreign Status”) from Seller certifying that Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended;
(g)
    The Tenant Deposits, at Seller’s option, either (i) in the form of a cashier’s check issued by a bank reasonably acceptable to Purchaser, or (ii) as part of an adjustment to the Purchase Price. With respect to those Tenant Leases for which Seller or its lender are holding letters of credit as security deposits, there shall not be any credit to, or adjustment in, the Purchase Price, and Seller shall deliver such original letters of credit to Purchaser at Closing, together with all necessary transfer documentation, so that Purchaser and the applicable Tenants can arrange to have the letters of credit reissued in favor of, or endorsed to, Purchaser. Seller agrees to cooperate with Purchaser post-Closing in connection with the reissuance or endorsement of any letters of credit and act at the reasonable discretion of Purchaser with respect thereto, until the letters of credit are re-issued or endorsed to Purchaser. To the extent not the obligation of the Tenant under the applicable Lease, Seller shall pay all transfer and/or other fees relating to such transfers of letters of credit;
(h)
    The Personal Property for the Property;
(i)
    All original Licenses and Permits, Service Contracts and Tenant Leases for the Property in Seller’s possession and control;
(j)
    All keys to the Improvements which are in Seller’s possession for the Property;
(k)
    Such other transfer and tax forms, if any, as may be required by state and local Authorities;
(l)
    A Statement Required for the Issuance of an ALTA Owners Policy in the form attached hereto as Exhibit K;
(m)
    A GAP undertaking in a form reasonably acceptable to the Title Company;
(n)
    A reaffirmation of Seller’s representations and warranties confirming that they are true and correct as of the Closing Date; and
(o)
    Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the Closing Statement duly executed and delivered (provided the same do not increase in any material respect the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).
Section 10.4
    Prorations.
(e)
    Seller and Purchaser agree to adjust, as of 11:59 p.m. on the day immediately preceding the Closing Date (the “Closing Time”), the following (collectively, the “Proration Items”): real estate and personal property taxes and assessments for the year in which Closing occurs so that such proration pursuant to this Section 10.4(a) shall be with respect to taxes payable in the year in which Closing occurs and not the taxes attributable to such year but payable the following year, (i.e. 2015 real estate taxes paid or to be paid in 2016), utility bills (except as hereinafter provided), collected Rentals (subject to the terms of (b) below) and operating expenses payable by the owner of the Property (on the basis of a 366 day year, actual days elapsed). Purchaser shall assume the obligation to pay all 2015 real estate taxes (payable in 2016) which have not been paid as of Closing. In calculating the proration of the 2015 real estate taxes (payable in 2016), the full amount of the 2015 real estate taxes (payable in 2016) shall be prorated between Seller and Purchaser giving credit for payments of such real estate taxes made by Seller or to be made by Purchaser. Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Closing Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Closing Time. Purchaser shall be solely responsible for real estate taxes for the year 2016 (i.e. taxes and assessments due and payable in 2017). Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Purchaser for Purchaser’s approval (which approval shall not be unreasonably withheld) three (3) Business Days prior to the Closing Date (the “Closing Statement”). The Closing Statement, once agreed upon, shall be signed by Purchaser and Seller and delivered to the Title Company for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Purchaser to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Closing Time, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Purchaser. No prorations will be made in relation to insurance premiums (except to the extent covered by the proration of Operating Expense Recoveries), and Seller’s insurance policies will not be assigned to Purchaser. Final readings and final billings for utilities will be made if possible as of the Closing Time, in which event no proration will be made at the Closing with respect to utility bills (except to the extent covered by the proration of Operating Expense Recoveries). Seller will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for deposits with the utility providers. A final reconciliation of Proration Items (except for real estate taxes which shall be handled as otherwise provided here in) shall be made by Purchaser and Seller on or before the date that is ninety (90) days following the Closing Date, but in no event later than December 15, 2016 (herein, the “Final Proration Date”); provided that such reconciliation, as it relates to real estate taxes payable in 2016 shall be made within thirty (30) days following the issuance of the second installment 2015 tax bills for the Real Property (but in no event later than December 15, 2016) and provided further, that any reevaluation of Tax Recoveries shall be made within the time frames set forth in Section 10.4(c)(ii) below. The provisions of this Section 10.4 (excluding subsection (e) which is governed by Section 3.2 above, and excluding the reevaluation of Tax Recoveries, which shall be governed by Section 10.4(c)(ii) below) will survive the Closing until Final Proration Date, and in the event any items subject to proration hereunder are discovered prior to Final Proration Date, the same shall be promptly prorated by the parties in accordance with the terms of this Section 10.4.

(f)
    Purchaser will receive a credit on the Closing Statement for the prorated amount (as of the Closing Time) of all Rentals previously paid to and collected by Seller and attributable to any period following the Closing Time; provided, however, that Rentals on account of contributions toward real estate taxes shall be prorated and accounted for as described in Section 10.4(c)(ii) below. After the Closing, Seller will cause to be paid or turned over to Purchaser all Rentals, if any, received by Seller after Closing and properly attributable to any period following the Closing Time (provided that, as described in the preceding sentence, Rentals on account of contributions toward real estate taxes shall be prorated and accounted for as described in Section 10.4(c)(ii) below). “Rentals” includes fixed monthly rentals, parking rentals and charges, additional rentals, percentage rentals, escalation rentals (which include such Tenant’s proportionate share of building operation and maintenance costs and expenses as provided for under the applicable Tenant Lease, to the extent the same exceeds any expense stop specified in such Tenant Lease), retroactive rentals, administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable to the landlord under the applicable Tenant Lease or from other occupants or users of the Property, excluding specific tenant billings which are governed by Section 10.4(d). Rentals are “Delinquent” if they were due prior to the Closing Time and payment thereof has not been made on or before the Closing Time. Delinquent Rentals will not be prorated. For a period which is the earlier of (i) December 15, 2016 or (ii) six (6) months after Closing, Purchaser agrees to use good faith collection procedures with respect to the collection of any Delinquent Rentals, but Purchaser will have no liability for the failure to collect any such amounts and will not be required to conduct lock-outs or take any other legal action to enforce collection of any such amounts owed to Seller by Tenants of the Property. Seller shall have the right to pursue Delinquent Rentals after Closing. With respect to any Delinquent Rentals received by Purchaser on or prior to December 15, 2016 (the “Delinquent Rental Proration Period”), Purchaser shall pay to Seller any rent or payment actually collected during the Delinquent Rental Proration Period properly attributable to the period prior to the Closing Time. All other sums collected by Purchaser during the Delinquent Rental Proration Period, from each Tenant (excluding Tenant payments for Operating Expense Recoveries and Tax Recoveries attributable to the period prior to the Closing Time governed by Section 10.4(c) below and tenant specific billings for tenant work orders and other specific services as described in and governed by Section 10.4(d) below, all of which shall be payable to and belong to Seller in all events, notwithstanding anything herein to the contrary) will be applied first to amounts currently owed by such Tenant to Purchaser (including Delinquent Rentals attributable to the period after the Closing Time), then any collection costs of Purchaser related to such Tenant, and then to prior delinquencies owed by Tenant to Seller. Seller shall be entitled to institute legal actions to pursue Delinquent Rental after Closing, but in no event shall Seller be permitted to institute eviction proceedings against any Tenant. Any sums collected by Purchaser and due Seller will be promptly remitted to Seller, and any sums collected by Seller and due Purchaser will be promptly remitted to Purchaser.
(g)
    Reconciliation.

(i)
    Seller will prepare a reconciliation as of the Closing Time of the amounts of all billings and charges for operating expenses (excluding any Rentals on account of contributions toward real estate taxes, which shall be prorated and accounted for as described in Section 10.4(c)(ii) below) in excess of the applicable base year, if any, specified in each Tenant Lease (collectively, “Operating Expense Recoveries”) for calendar year 2016. If less amounts have been collected from Tenants for Operating Expense Recoveries for calendar year 2016 than would have been owed by Tenants under the Tenant Leases if the reconciliations under such Tenant Leases were completed as of the Closing Time based on the operating expenses incurred by Seller for calendar year 2016 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Purchaser will pay such difference to Seller at Closing, as a proration credit, in addition to the Purchase Price. If more amounts have been collected from Tenants for Operating Expense Recoveries for calendar year 2016 than would have been owed by Tenants under the Tenant Leases if the reconciliations under the Tenant Leases were completed as of the Closing Time based on the operating expenses incurred by Seller for calendar year 2016 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Seller will pay to Purchaser at Closing as a credit against the Purchase Price such excess collected amount. Any Operating Expense Recoveries payable with respect to the month in which Closing occurs or with respect to any prior month, which have not been paid to Seller as of the Closing Date, shall be treated as Delinquent Rentals as provided above. Purchaser and Seller agree that such proration of Operating Expense Recoveries at Closing for calendar year 2016 will fully relieve Seller from any responsibility to Tenants or Purchaser for such matters subject to Seller’s and Purchaser’s right and obligation to finalize prorations prior to the Final Proration Date, solely to make adjustments necessary to the extent estimates used in the calculation of such reconciliation at Closing differ from actual bills received after Closing for those items covered by such reconciliation at Closing or to correct any errors. In this regard, subject to Section 10.4(a) and (b) dealing with re-prorations and Delinquent Rentals, the foregoing proration will fully relieve Seller from any responsibility to Tenants or Purchaser for such matters and Purchaser will be solely responsible, from and after Closing, for (i) collecting from Tenants the amount of any outstanding Operating Expense Recoveries for calendar year 2016 for periods before and after Closing, and (ii) where appropriate reimbursing Tenants for amounts attributable to Operating Expense Recoveries for calendar year 2016, as may be necessary based on annual reconciliations for Operating Expense Recoveries for such calendar year.
(ii)

(A)
    Rentals on account of contributions toward real estate taxes (“Tax Recoveries”) shall be prorated on a cash basis as provided in this Section 10.4(c)(ii). Purchaser will receive a credit for the prorated amount (determined as of the Closing Time, and prorated based on the number of days remaining in said month from and after the Closing Date) of all Tax Recoveries previously paid to and collected by Seller and attributable to the month in which Closing occurs, which credit shall be based on the Tax Recoveries paid to Seller as of the Closing Date with respect to such month. Any Tax Recoveries payable with respect to the month in which Closing occurs or with respect to any prior month, which have not been paid to Seller as of the Closing Date, shall be treated as Delinquent Rentals as provided above. Seller shall be entitled to retain all Tax Recoveries payable by Tenants during all months prior to the month in which Closing occurs, and Purchaser shall be entitled to retain all Tax Recoveries payable by Tenants during all months following the month in which Closing occurs, with Tax Recoveries payable by Tenants during the month in which Closing occurs being equitably adjusted between the parties based on the number of days preceding, and occurring from and after, Closing as provided above.
(B)
    With respect to those Tenants making payments of Tax Recoveries on a cash basis under their respective Leases (i.e., meaning that such Tenants are responsible for making Tax Recovery rental payments during 2016 relative to real estate taxes due and owing in calendar year 2016), Purchaser and Seller shall reconcile such amounts between themselves at Closing (if the final installment tax bill for real estate taxes which are payable in 2016 has then been issued), or within thirty (30) days following the issuance of the final installment tax bill for real estate taxes which are payable in 2016 (if the final installment tax bill for real estate taxes which are payable in 2016 has not been issued as of Closing) and delivery of notice thereof and demand for reconciliation by either party to the other, but in no event later than December 15, 2016 (with Seller owing Purchaser any over collections of Tax Recoveries from such Tenants theretofore paid to Seller and attributable to payments due from such Tenants with respect to the period through the Closing Time and with Purchaser owing to Seller any under collections of such Tax Recoveries theretofore paid to Seller and attributable to the period through the Closing Time).
(C)
    With respect to those Tenants making payments of Tax Recoveries on an accrual basis under their respective Leases relative to calendar year 2015 (i.e., meaning that such Tenants are responsible for making Tax Recovery rental payments during 2015 relative to real estate taxes due and owing for calendar year 2015, but payable in calendar year 2016), a reconciliation between Seller and Purchaser shall be made at Closing (if the second installment tax bill for the Real Property payable in 2016 has then been issued), or within thirty (30) days following the issuance of the second installment tax bill for the Real Property payable in 2016 (if the second installment tax bill for the Real Property payable in 2016 has not been issued as of Closing), but in no event later than December 15, 2016, in either case as the full and final reconciliation and adjustment of Tax Recovery rental payments from such accrual-based Tenants relative to calendar year 2015 (with Seller owing Purchaser an amount equal to the total amount any over collections of Tax Recoveries from such Tenants theretofore paid to Seller on account of 2015 real estate taxes (payable in 2016) and with Purchaser owing to Seller an amount equal to the total amount any under collections of Tax Recoveries from such Tenants theretofore paid to Seller on account of 2015 real estate taxes (payable in 2016)).
(D)
    With respect to those Tenants making payments of Tax Recoveries on an accrual basis under their respective Leases relative to calendar year 2016 (i.e., meaning that such Tenants are responsible for making Tax Recovery rental payments during 2016 relative to real estate taxes due and owing for calendar year 2016, but payable in calendar year 2017), a reconciliation between Seller and Purchaser shall be made at Closing as the full and final reconciliation and adjustment with respect to such Tax Recovery rental payments from such accrual-based Tenants paid to Seller relative to calendar year 2016, with Seller giving a proration credit to Purchaser at Closing in the amount of $205,000.
(E)
    Without limitation of the reconciliation of Tax Recoveries between Seller and Purchaser as described above in this Section 10.4(c)(ii), and without limiting the credits and reconciliation of Proration Items attributable to real estate taxes being adjusted between the parties under Section 10.4(a) above or the rights and obligations of the parties with respect to Delinquent Rentals as described in Section 10.4(b) above, it is understood and agreed that Purchaser will be solely responsible, from and after Closing, for collecting from Tenants the amount of any outstanding Tax Recoveries, or paying to Tenants the amount of any over collection of Tax Recoveries and for performing all annual reconciliations thereof with Tenants as provided in their respective Leases for real estate taxes payable in 2016 and 2017.
(h)
    With respect to specific tenant billings for work orders, special items performed or provided at the request of a Tenant or other specific services, which are collected by Purchaser or Seller after the Closing Time but expressly state they are for such specific services rendered by Seller or its property manager prior to the Closing Time, Purchaser shall cause such collected amounts to be paid to Seller, or Seller may retain such payment if such payment is received by Seller after the Closing Time.
(i)
    (i) Seller shall pay only those Leasing Costs incurred in connection with the lease of space in the Property identified on Exhibit G attached hereto to the extent unpaid as of the Closing Date; (ii) Purchaser will be solely responsible for and shall pay all Leasing Costs (“New Tenant Costs”) incurred or to be incurred in connection with any new Tenant Lease, or the renewal, expansion, or modification of any Tenant Lease executed on or after the Effective Date (the material terms of which have been approved, if applicable, by Purchaser in accordance with Section 7.1(d)); (iii) to the extent Leasing Costs described in clause (i) above remain unpaid as of Closing, Purchaser shall receive a credit from Seller therefor at Closing and Purchaser shall be responsible after Closing for paying any Leasing Costs for which Purchaser received such a credit; and (iv) Purchaser will be solely responsible for and shall pay all New Tenant Costs and all other Leasing Costs (whether arising before or after Closing). Notwithstanding anything to the contrary set forth herein, with respect to the Leasing Costs attributable to (i) the most recent amendment to the Foran, O’Toole & Burke lease, Seller shall be responsible for the Leasing Costs, and (ii) any amendments entered into after the Effective Date to the Tom Leahy, Peter Hoste, et al. lease and the Steinco, Inc. lease, Purchaser shall be responsible for the Leasing Costs.
Section 10.5
    Delivery of Real Property. Upon completion of the Closing, Seller will deliver to Purchaser possession of the Real Property and Improvements, subject to the Tenant Leases and the Permitted Exceptions.
Section 10.6
    Costs of Title Company and Closing Costs. Costs of the Title Company and other Closing costs incurred in connection with the Closing will be allocated as follows:
(a)
    Purchaser will pay (i) all premium and other incremental costs for obtaining all endorsements to the Title Policy not paid by Seller pursuant to Section 10.6(b), (ii) all premiums and other costs for any mortgagee policy of title insurance, including any endorsements or deletions, (iii) Purchaser’s attorney’s fees, (iv) any costs of updating the Updated Survey, (v) 1/2 of all of the Title Company’s escrow (including the New York style closing) and closing fees, if any, (vi) the costs of recording any mortgages and related documents, (vii) any costs of recording the Deed, and (viii) that portion of the transfer tax imposed upon buyers by the City in which the Real Property is located;
(b)
    Seller will pay (i) the premium for the basic Title Policy, extended coverage including the cost of extended coverage and the cost of any endorsement with respect to matters for which Seller has agreed to obtain affirmative insurance pursuant to Section 6.2, (ii) the cost of the Updated Survey, (iii) 1/2 of all of the Title Company’s escrow (including the New York style closing) and closing fees, (iv) Seller’s attorneys’ fees, (v) the portion of the transfer tax imposed by the City in which the Real Property is located equal to $1.50 per $500 of taxable value (i.e., being the so-called “C.T.A. portion” of the city-imposed transfer taxes), and (vi) any transfer taxes imposed by the county and state in which the Real Property is located;
(c)
    Any other costs and expenses of Closing not provided for in this Agreement (including this Section 10.6) shall be allocated between Purchaser and Seller in accordance with the custom in the county in which the Real Property is located; and
(d)
    If the Closing does not occur on or before the Closing Date for any reason whatsoever, the costs incurred through the date of termination will be borne by the party incurring same.

Section 10.7
    Post Closing Delivery of Tenant Notice Letters. Immediately following Closing, Purchaser will deliver to each Tenant (via UPS or other nationally-recognized messenger service or certified mail, return receipt requested) a written notice executed by Purchaser and Seller (i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for the Tenant Deposits (specifying the exact amount of the Tenant Deposits) and (iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor (the “Tenant Notice Letters”). Purchaser shall provide to Seller a copy of each Tenant Notice Letter promptly after delivery of same, and proof of delivery of same promptly after such proof is available. This Section 10.7 shall survive Closing.
Section 10.8
    General Conditions Precedent to Purchaser’s Obligations Regarding the Closing. In addition to the conditions to Purchaser’s obligations set forth in this Agreement, the obligation of Purchaser to close the sale/purchase transaction hereunder shall be conditioned upon the satisfaction of the following conditions, any of which may be waived by written notice from Purchaser to Seller, and all of which shall be deemed waived upon Closing:
(a)
    Seller shall have performed in all material respects each of the obligations of Seller set forth in Section 10.3 as of the Closing Date;
(b)
    The Title Company shall be irrevocably committed to issue the Title Policy and all Required Endorsements, subject to Section 6.3;
(c)
    Purchaser shall have received the Acceptable Estoppel Certificates to the extent required under Section 7.2 and the Easement Estoppel Certificates required under Section 7.3; and
(d)
    Subject to Section 10.9, Seller’s representations and warranties made in Section 8.1 shall be true and correct in all material respects as of the Closing and shall be deemed remade on the Closing Date, except for those representations and warranties that expressly speak as of a certain date, which representations and warranties shall have been true as of such prior date, and except with respect to Authorized Qualifications and Immaterial Events.
The term “Authorized Qualifications” shall mean any qualifications to the representations and warranties made by Seller in Section 8.1 to reflect (i) new Tenant Leases, Tenant Lease amendments, new Service Contracts, and/or Service Contract amendments, executed by Seller in accordance with this Agreement, (ii) any action taken by Seller in accordance with any Tenant Leases, Service Contracts, or Permitted Exceptions not prohibited by this Agreement, and (iii) a Tenant Lease default or a Tenant insolvency occurring after the Effective Date. The term “Immaterial Events” shall mean facts or events that do not result in a loss of value, damage, claim or expense in excess of Two Hundred Fifty Thousand Dollars ($250,000), in the aggregate.

Authorized Qualifications and Immaterial Events shall not constitute a default by Seller or a failure of a condition precedent to Closing. If between the Effective Date and the Closing Date, facts are discovered or events occur that are not Authorized Qualifications or Immaterial Events, and such facts or events would result in a failure of the condition set forth in Section 10.8(d) above, but which do not result from defaults by Seller under this Agreement, such failure shall not constitute a breach of this Agreement, and following Seller’s notice to Purchaser, Purchaser’s sole remedies in such event shall be to either: (i) waive the condition and proceed to Closing; or (ii) terminate this Agreement (by delivering written notice thereof to Seller); provided, however, if Purchaser does not exercise its right to terminate this Agreement on or before the earlier of (1) Closing or (2) the date that is ten (10) Business Days after Purchaser becomes aware of such facts or events, then Purchaser shall be deemed to have elected to waive the condition and proceed to Closing. If Purchaser terminates this Agreement pursuant to this Section 10.8, then the Earnest Money Deposit shall be paid to Purchaser, and the parties shall have no further obligations or liabilities hereunder, except for the Termination Surviving Obligations.
Section 10.9
    Breaches of Seller’s Representations Prior to Closing.
(a)
    If, prior to the Closing, there occurs or exists a breach of a representation or warranty of Seller that in the aggregate with all other such breaches has the effect of constituting Authorized Qualifications and/or Immaterial Events, then Purchaser shall have no remedy therefor and must proceed to the Closing with no adjustment of the Purchase Price and Seller shall have no liability therefor. If, prior to the Closing, there occurs a breach (which does not constitute an Authorized Qualification) for which the damage from all its Claims for all breaches in the aggregate are in an amount that exceeds Two Hundred Fifty Thousand Dollars $250,000 (a “Material Breach”), then Purchaser may, as its sole and exclusive remedy, upon the delivery of written notice of such breach to Seller either (i) proceed to close the purchase of the Property without adjustment of the Purchase Price on account of such asserted breach (and with no liability to Seller) and waive any claims against Seller for such Claims with respect to such Material Breach or (ii) terminate this Agreement by the giving of the written notice to Seller of same, which termination shall be effective upon the expiration of the Termination Nullification Period (defined below) unless Seller has theretofore given a Termination Nullification Notice as provided below. If Purchaser has elected to terminate this Agreement pursuant to Section 10.9(a)(ii) above, then the Earnest Money Deposit shall be paid to Purchaser. If the breaches are a result of Seller’s default, in addition to the payment of the Earnest Money Deposit to Purchaser, Seller shall be obligated to reimburse Purchaser for its reasonable out of pocket costs incurred in connection with this Agreement or the Property (including but not limited to its legal fees and expenses in connection with the negotiation of this Agreement, and its due diligence costs in regards to the Property), not to exceed, however, Two Hundred Thousand Dollars ($200,000) in the aggregate. Notwithstanding Purchaser’s election to terminate this Agreement, Seller may nullify such termination within ten (10) Business Days after receipt by Seller of such notice from Purchaser (or earlier if the Closing Date) electing to terminate this Agreement (the “Termination Nullification Period”) by (x) delivering to Purchaser a notice nullifying such termination (a “Termination Nullification Notice”) and (y) either (1) crediting the Purchase Price in the amount of the alleged Claims (the “Material Breach Credit”), in which event

Purchaser shall be required to purchase the Property without further adjustment to the Purchase Price under this Section 10.9 or (2) if Seller disputes that Purchaser is entitled to terminate this Agreement under this Section 10.9 because Seller asserts that either (I) no such breach has occurred or exists, (II) the asserted breach is not a Material Breach and/or (III) the amount of the alleged Claims exceeds the diminution in the value of the Property or other loss, damage, cost or expense directly resulting from such breach (a “Claim Dispute”), Seller may deliver a Claims Dispute Notice (as defined below) and deposit with Title Company upon Closing as described in Section 10.9(b) below, an amount equal to the Material Breach Credit, in which event Purchaser shall be required to close the purchase of the Property without further adjustment of the Purchase Price, and such dispute shall be resolved after Closing pursuant to Section 10.9(c) below. Notwithstanding the foregoing, Seller shall not have the right to give a Termination Nullification Notice if the total amount of all alleged Claims exceeds One Million Dollars ($1,000,000) in Purchaser’s good faith and reasonable estimate.
(b)
    If, prior to the Closing, Purchaser serves a notice of a Claim asserting a Material Breach and Seller has given a Termination Nullification Notice in accordance with Section 10.9(a), Seller may dispute such notice of a Claim by delivering written notice to Purchaser in the manner herein provided (a “Claim Dispute Notice”). A Claim Dispute Notice shall be given at or prior to the Closing. If Seller has given a Termination Nullification Notice but does not deliver a Claim Dispute Notice, then the parties shall proceed with the Closing as described in Section 10.9(a) and the Purchase Price shall be reduced by the Material Breach Credit; provided that Seller shall not be obligated to deposit any amounts with the Title Company at the Closing. If Seller has given a Termination Nullification Notice and delivers a Claim Dispute Notice, then Seller shall deposit with Title Company at the Closing an amount equal to the Material Breach Credit (the “Escrow Funds”), to be held in escrow pending a resolution of the Claim Dispute by the Arbiter in accordance with the terms set forth in an escrow agreement to be entered into by the parties at the Closing, the form of which to be reasonably agreed by the parties on or before Closing, until the earlier to occur of (i) written agreement of Seller and Purchaser with respect to the disposition of the Escrow Funds, or (ii) a resolution of the Claim Dispute made by the Arbiter pursuant to Section 10.9(c) below. Seller may direct that a portion of the Purchase Price to be paid at Closing be paid to Title Company to serve as the Escrow Funds. Provided Seller has deposited the Escrow Funds with Title Company pending resolution of the Claim Dispute as hereinabove provided, Purchaser shall be required to close title to the Property without adjustment of the Purchase Price on account of the breach in the Claim Dispute.
(c)
    The Claim Dispute as set forth in Seller’s Claim Dispute Notice shall be resolved by the arbitration procedure set forth below. Seller shall within ten (10) Business Days after the Closing submit in writing to Purchaser (i) the amount, if any, by which Seller believes the total value of the Property has been diminished or such other loss, damage, cost or expense by reason of the breach claimed by Purchaser (“Seller’s Claimed Damage”) or (ii) that Seller believes no reduction of the value of the Property or such other loss, damage, cost or expense has occurred. The parties shall attempt in good faith to agree upon an individual acceptable to each party to act as arbiter (the “Arbiter”) of the Claim Dispute. If, after expiration of twenty (20) days following

Seller’s delivery of a Claim Dispute Notice, the parties are unable to agree upon the selection of the Arbiter, either party may request that an office of the American Arbitration Association in the city and/or county in which the Property is located select a retired jurist or other individual having substantial experience in dispute resolution of commercial real estate matters (who is impartial and has no existing or historical personal or professional relationship with Seller, Purchaser or their respective affiliates) to act as Arbiter. Within ten (10) days after selection of an Arbiter, each party shall deliver to the Arbiter all instruments, documents and other materials forming the basis for the existence or non-existence of a breach or the calculation of the amount of the Claims alleged by Purchaser (“Purchaser’s Claimed Damage”) or Seller’s Claimed Damage, as applicable. Within twenty (20) days of receipt of the submission of such documents and other instruments from both Seller and Purchaser, the Arbiter shall determine whether (x) such a breach has occurred, (y) if so, whether the same constitutes a Material Breach and (z) if a Material Breach has occurred, which of the Purchaser’s Claimed Damage or Seller’s Claimed Damage most closely reflects the actual diminution, if any, in the value of the Property resulting from the Material Breach found to exist. If the Arbiter determines that a Material Breach has occurred, the Arbiter shall have no authority to select an amount which is not either the Purchaser’s Claimed Damage or Seller’s Claimed Damage (the amount actually selected by the Arbiter whether none (if no Material Breach occurred), the Purchaser’s Claimed Damage or the Seller’s Claimed Damage is hereinafter referred to as the “Final Damage”). If the determination of the Arbiter hereunder is that there did not occur a Material Breach, the entire amount of the Escrow Funds shall be paid to Seller in accordance with the Escrow Agreement. If the determination by the Arbiter is that a Material Breach exists and the Arbiter selects (1) the Purchaser’s Claimed Damage, then the Escrow Funds shall be paid to the Purchaser in accordance with the Escrow Agreement or (2) Seller’s Claimed Damage, then a portion of the Escrow Funds in the amount of Seller’s Claimed Damages shall be paid to the Purchaser and the balance of the Escrow Funds shall be paid to Seller, in each case in accordance with the escrow agreement to be agreed by the parties. The determination of the Arbiter hereunder shall be final and binding in all respects against all parties to this Agreement. Purchaser shall in no event be entitled to a credit or any other recourse against Seller for any sum in excess of the Escrow Funds with respect to any Material Breach. The costs and expenses of arbitration hereunder (including the fees and disbursements of the Arbiter) shall be paid by the party whose calculation of diminution in value of the Property resulting from the subject breach shall not have been selected, (i.e. if the Arbiter finds in favor of Seller’s Claimed Damage, Purchaser shall pay the arbitration costs and if the Arbiter finds in favor of the Purchaser’s Claimed Damage, Seller shall pay the arbitration costs), or if the dispute is as to the existence of such a breach, such costs shall be paid by the losing party. Notwithstanding the foregoing, if interim payments are required to be made on account of such costs prior to the determination by the Arbiter, such interim payments shall be funded equally by Seller and Purchaser, subject to reimbursement of the prevailing party by the losing party upon the Arbiter’s final determination hereunder.
(d)
    Notwithstanding anything to the contrary herein contained, from and after the date of Closing, with respect to any asserted breach of Seller’s representations and warranties, Seller shall have no liability to Purchaser with respect to such breach if Purchaser has received a credit against the Purchase Price with respect to such breach whether pursuant to this Section 10.9 above or otherwise, or there is pending a Claim Dispute with respect to such breach in respect of which there have been deposited Escrow Funds pursuant to this Section 10.9(b) above on account of such asserted breach (except, in the case of such a Claim Dispute, for the Purchaser’s Claimed Damage or Seller’s Claimed Damage as determined pursuant Section 10.9(c)).
Section 10.10
    General Conditions Precedent to Seller’s Obligations Regarding the Closing. In addition to the conditions to Seller’s obligations set forth in this Agreement, the obligations of Seller hereunder to close the transaction hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions, any of which may be waived by written notice from Seller to Purchaser and all of which shall be deemed waived upon Closing:
(a)
    Purchaser shall have complied in all material respects with and otherwise performed in all material respects each of the covenants and obligations of Purchaser set forth in Section 10.2, as of the Closing Date.
(b)
    The representations and warranties of Purchaser made in Section 8.2 shall be true and correct in all material respects.
Section 10.11
    Failure of Condition. If any condition precedent to Seller’s obligation to effect the Closing (as set forth in Section 10.10) is not satisfied, then Seller shall be entitled to terminate this Agreement by notice thereof to Purchaser and Title Company. If any condition precedent to Purchaser’s obligation to effect the Closing (as set forth in Section 10.8) is not satisfied by the Closing Date, then Purchaser shall be entitled to terminate this Agreement by notice thereof to Seller and Title Company, subject to section 10.9. If this Agreement is so terminated, Purchaser shall be entitled to receive the Earnest Money Deposit (including both the Initial Deposit and the Additional Deposit and all accrued interest thereon), and neither party shall have any further obligations hereunder, except for Termination Surviving Obligations. Notwithstanding the foregoing, if the applicable conditions precedent are not satisfied due to a default by Seller or Purchaser hereunder, then Article XIII shall govern and this Section 10.11 shall not apply.
ARTICLE XI

BROKERAGE
Section 11.1
    Brokers. Seller agrees to pay to CBRE, Inc. (“Broker”) a real estate commission at Closing (but only in the event of Closing in strict compliance with this Agreement) pursuant to a separate agreement. Broker acknowledges that the payment of the commission by Seller to Broker will fully satisfy the obligations of the Seller for the payment of a real estate commission hereunder. Other than as stated in the first sentence of this Section 11.1, Purchaser and Seller represent and warrant to the other that no real estate brokers, agents or finders’ fees or commissions are due or will be due or arise in conjunction with the execution of this Agreement or consummation of this transaction by reason of the acts of such party, and Purchaser and Seller will indemnify, defend and hold the other party harmless from any brokerage or finder’s fee or commission claimed by any person asserting his entitlement thereto at the alleged instigation of the indemnifying party for or on account of this Agreement or the transactions contemplated hereby. The provisions of this Article XI will survive any Closing or termination of this Agreement.
ARTICLE XII

CONFIDENTIALITY
Section 12.1
    Confidentiality. Seller and Purchaser each expressly acknowledges and agrees that, unless and until the Closing occurs, this Agreement, the transactions contemplated by this Agreement, and the terms, conditions, and negotiations concerning the same will be held in confidence by Purchaser and will not be disclosed by Purchaser except to its respective legal counsel, accountants, consultants, officers, investors, clients, partners, directors, and shareholders, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder or as otherwise required by applicable law. Purchaser further acknowledges and agrees that, until the Closing occurs, all information obtained by Purchaser in connection with the Property will not be disclosed by Purchaser to any third persons other than those described above without the prior written consent of Seller. Nothing contained in this Article XII will preclude or limit either party to this Agreement from disclosing or accessing any information otherwise deemed confidential under this Article XII in connection with that party’s enforcement of its rights following a disagreement hereunder, or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities required by reason of the transactions provided for herein pursuant to an opinion of counsel; provided, however, in the event such disclosure is required pursuant to a subpoena or court order, the applicable party shall promptly notify the other party thereof so that the other party may seek a protective order, waive compliance with this Article XII, and/or take any other action mutually agreed upon by the parties. Notwithstanding the foregoing to the contrary, Purchaser acknowledges and agrees that Seller, and entities which directly or indirectly own the equity interests in Seller, may disclose in press releases, SEC and other filings and governmental authorities, financial statements and/or other communications such information regarding the transactions contemplated hereby and any such information relating to the sale of the Property as may be necessary or advisable under federal or state securities law, rules or regulations (including U.S. Securities and Exchange Commission (“SEC”) rules and regulations, “generally accepted accounting principles” or other accounting rules or procedures or in accordance with Seller and such direct or indirect owners’ prior custom, practice or procedure. One or more of such owners will be required to publicly disclose the possible transactions contemplated hereby and file this Agreement with the SEC promptly after the execution of the same by both parties or as sooner required by law. The provisions of this Article XII will survive any termination of this Agreement.
ARTICLE XIII

REMEDIES

Section 13.1
    Default by Seller.
(j)
    If Closing of the purchase and sale transaction provided for herein does not occur as herein provided by reason of any default of Seller, Purchaser may, as Purchaser’s sole and exclusive remedies, elect by written notice to Seller within five (5) days following the scheduled Closing Date, to either (a) terminate this Agreement, in which event Purchaser will receive from the Title Company the Earnest Money Deposit, whereupon Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations, or (b) pursue specific performance of this Agreement, so long as any action or proceeding commenced by Purchaser against Seller shall be filed and served within thirty (30) days of the scheduled Closing Date, and, in either event, Purchaser hereby waives all other remedies, including without limitation, any claim against Seller for damages of any type or kind including, without limitation, consequential or punitive damages. Unless otherwise expressly required pursuant to this Agreement, in no event shall Seller be obligated to undertake any of the following (A) change the condition of the Property or restore the same after any fire or casualty; (B) expend money or post a bond to remove or insure over anything other than a Must-Cure Matter or to correct any matter shown on a survey of the Property; (C) secure any permit, approval, or consent with respect to the Property or Seller’s conveyance thereof; or (D) expend any money to repair, improve or alter the Improvements or any portion thereof. Notwithstanding the foregoing, nothing contained in this Section 13.1 will limit Purchaser’s remedies at law, in equity or as herein provided in the event of a breach by Seller of any of the Closing Surviving Obligations after Closing or the Termination Surviving Obligations after termination, subject to the terms and provisions of this Agreement.
Section 13.2
    DEFAULT BY PURCHASER. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREIN DO NOT OCCUR AS PROVIDED HEREIN (TIME BEING OF THE ESSENCE) BY REASON OF ANY DEFAULT OF PURCHASER, PURCHASER AND SELLER AGREE IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE DAMAGES WHICH SELLER MAY SUFFER. PURCHASER AND SELLER HEREBY AGREE THAT (i) AN AMOUNT EQUAL TO THE EARNEST MONEY DEPOSIT, INCLUDING BOTH THE INITIAL DEPOSIT AND THE ADDITIONAL DEPOSIT, TOGETHER WITH ALL INTEREST ACCRUED THEREON, IS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT SELLER WOULD SUFFER IN THE EVENT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY, AND (ii) SUCH AMOUNT SHALL BE PAID TO SELLER AND WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR PURCHASER’S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY, AND WILL BE SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY) FOR ANY DEFAULT OF PURCHASER RESULTING IN THE FAILURE OF CONSUMMATION OF THE CLOSING, WHEREUPON THIS AGREEMENT WILL TERMINATE AND SELLER AND PURCHASER WILL HAVE NO FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EXCEPT WITH RESPECT TO THE TERMINATION

SURVIVING OBLIGATIONS; PROVIDED THAT IF PURCHASER DOES NOT CLOSE BECAUSE ITS LENDER FAILS TO CLOSE THE FINANCING (REGARDLESS OF THE REASON), THEN ONLY THE HARD PORTION OF THE EARNEST MONEY DEPOSIT SHALL BE PAID TO SELLER AND THE REFUNDABLE PORTION OF THE ADDITIONAL DEPOSIT SHALL BE PAID TO PURCHASER. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 13.2 HEREIN WILL LIMIT SELLER’S REMEDIES AT LAW, IN EQUITY OR AS HEREIN PROVIDED IN THE EVENT OF A BREACH BY PURCHASER OF ANY OF THE CLOSING SURVIVING OBLIGATIONS AFTER CLOSING OR THE TERMINATION SURVIVING OBLIGATIONS AFTER TERMINATION.
Section 13.3
    Consequential and Punitive Damages. Each of Seller and Purchaser waives any right to sue the other for any consequential or punitive damages for matters arising under this Agreement (it being understood that each of Seller and Purchaser has waived the right to obtain incidental, special, exemplary or consequential damages in connection with any default of Purchaser or Seller respectively, or otherwise, which, in the case of Purchaser, include, without limitation, loss of profits or inability to secure lenders, investors or buyers). This Section 13.3 shall survive Closing or termination of this Agreement.
ARTICLE XIV

NOTICES
Section 14.1
    Notices. All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) personal delivery, or (b) professional expedited delivery service with proof of delivery, or (c) electronic mail (received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith and will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service, as of the date of first attempted delivery on a Business Day at the address or in the manner provided herein, or, in the case of electronic mail transmission, upon receipt if on a Business Day and, if not on a Business Day, on the next Business Day. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:
To Purchaser:    DIVERSIFIED 321 NORTH CLARK LLC
c/o Diversified Real Estate Capital LLC
111 S. Wacker Drive, Suite 3975
Chicago, IL 60606
Attn: Michael Miller
Email: MMiller@drecapital.com

and

HINES INTERESTS LIMITED PARTNERSHIP
One S. Dearborn Street, Suite 2000
Chicago, IL 60603
Attn: Thomas J. Danilek
Email: Tom.Danilek@Hines.com

with copy to:	Reed Smith LLP
10 S. Wacker Drive, Suite 4000
Chicago, IL 60606
Attn: Stephen R. Miller
Fax: (312) 207-6400
Email: SRMiller@reedsmith.com

To Seller:    HINES REIT 321 NORTH CLARK LLC
c/o Hines Advisors Limited Partnership
2800 Post Oak Boulevard, Suite 4800
Houston, Texas 77056
Attn: Kevin McMeans
Email: kevin.mcmeans@hines.com

with copy to:    HINES REIT 321 NORTH CARK LLC
c/o Hines Advisors Limited Partnership
2800 Post Oak Boulevard, Suite 4800
Houston, Texas 77056
Attn: Jason P. Maxwell – General Counsel
Email: jason.maxwell@hines.com

with copy to:    Baker Botts L.L.P.
2001 Ross Avenue, Suite 600
Dallas, Texas 75201
Attn: Jonathan W. Dunlay
Email: jon.dunlay@bakerbotts.com

ARTICLE XV

ASSIGNMENT AND BINDING EFFECT
Section 15.1
    Assignment; Binding Effect. Except as provided herein, Purchaser will not have the right to assign this Agreement without Seller’s prior written consent, to be given or withheld in Seller’s sole and absolute discretion. Notwithstanding the foregoing, Purchaser may assign its rights and obligations under this Agreement to an entity formed for the acquisition in which Purchaser is an owner without the consent of Seller, provided that such assignee agrees to assume all of Purchaser’s obligations hereunder in which event the assignee will be substituted for Purchaser and Purchaser will have no further obligations hereunder. This Agreement will be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Purchaser, such reference will include the successors and permitted assigns of such party under this Agreement.
ARTICLE XVI

PROCEDURE FOR INDEMNIFICATION AND LIMITED SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 16.1
    Survival of Representations, Warranties and Covenants.
(a)
    Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties of Seller set forth in this Agreement, in any Seller Certificate, and in any Closing Document (as defined below), will survive the Closing until December 15, 2016 (the “Survival Period”). The Closing Surviving Obligations and Seller’s liability thereunder will survive Closing for the Survival Period unless a specified period is otherwise provided in the applicable Closing Surviving Obligation. All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Closing Documents delivered at the Closing. The Termination Surviving Obligations shall survive termination of this Agreement without limitation unless a specified period is otherwise provided in this Agreement. Notwithstanding the immediately preceding sentence or any other provision herein to the contrary, if Seller obtains an estoppel certificate meeting the requirements of Section 7.2(a) hereof from a Tenant before or after Closing, then all representations and warranties made by Seller that are covered in such estoppel certificate shall be null and void, and Purchaser shall accept such estoppel certificate in its place.
(b)
    Purchaser shall not have any right to bring any action against Seller as a result of (i) any untruth, inaccuracy or breach of such representations and warranties under this Agreement, any Seller Certificate, or any Closing Document, or (ii) the failure of Seller to perform its obligations under any other provision of this Agreement, any Seller Certificate, or under any other document or agreement executed in connection with this Agreement, including all documents and agreements executed at Closing (“Closing Documents”), unless and until the aggregate amount of all liability and losses arising out of all such untruths, inaccuracies, breaches and failures exceeds Two Hundred Fifty Thousand Dollars ($250,000), and then for the full amount of liability and losses from dollar one. In addition, in no event will Seller’s liability for all such untruths, inaccuracies, breaches, and/or failures under Sections 8.1, any other provision of this Agreement, any Seller Certificate, or under any Closing Documents (excluding Seller’s liability for attorneys’ fees and costs in connection with such untruths, inaccuracies, breaches and/or failures) exceed, in the aggregate, one and one-half percent (1.5%) of the Purchase Price.
(c)
    Notwithstanding anything to the contrary contained in this Agreement, Seller shall have no liability with respect to a breach of a Seller’s representations, warranties and covenants herein if, prior to the Closing, Purchaser has actual knowledge of any such breach of a representation, warranty or covenant of Seller herein, or Purchaser obtains actual knowledge (from whatever source, including, without limitation, any tenant estoppel certificates, as a result of Purchaser’s review of the items set forth in Sections 5.1 and 5.2, and its due diligence tests, investigations and inspections of the Property, or written disclosure by Seller or Seller’s agents and employees) that contradicts any of Seller’s representations, warranties or covenants herein, and Purchaser nevertheless consummates the transaction contemplated by this Agreement. For the purposes of this Section 16.1(c), the “actual knowledge” of Purchaser shall mean and refer to the actual (as opposed to constructive or imputed) knowledge solely of Thomas J. Danilek, without any independent investigation of inquiry whatsoever.
(d)
    The limitations on Seller’s liability contained in this Article XVI are in addition to, and not limitation of, any limitation on liability provided elsewhere in this Agreement or by law or any other contract, agreement or instrument.
ARTICLE XVII

MISCELLANEOUS
Section 17.1
    Waivers; Amendments. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act. This Agreement may not be amended except in a writing signed by both Seller and Purchaser.
Section 17.2
    Recovery of Certain Fees. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover of and from the other party all attorneys’ fees and costs resulting therefrom, subject, however, in the case of Seller, to the limitations set forth in Section 16.1 above. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean all court costs and the fees and expenses of counsel to the parties hereto, which may include printing, photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 17.2 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.
Section 17.3
    Time of Essence. Seller and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.
Section 17.4
    Construction. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on which Purchaser or Seller is required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.
Section 17.5
    Counterparts; Electronic Signatures Binding. To facilitate execution of this Agreement, this Agreement may be executed in multiple counterparts, each of which, when assembled to include an original, faxed or electronic mail (in .PDF or similar file) signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed agreement. All such fully executed original, faxed or electronic mail (in .PDF or similar file) counterparts will collectively constitute a single agreement, and such signatures shall be legally binding upon the party sending the signature by such electronic means immediately upon being sent by such party.
Section 17.6
    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 17.7
    Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings (oral or written) with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.
Section 17.8
    Governing Law and Venue. THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. THE PARTIES AGREE THAT ANY ACTION IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED IN THE STATE OR FEDERAL COURTS THAT ARE SEATED IN COOK COUNTY, ILLINOIS, AND THE PARTIES HEREBY CONSENT AND AGREE TO THE JURISDICTION OF SUCH COURTS.
Section 17.9
    No Recording. The parties hereto agree that neither this Agreement nor any affidavit concerning it will be recorded.
Section 17.10
    Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.
Section 17.11
    No Other Inducements. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.
Section 17.12
    Exhibits. Exhibits A through K, inclusive, are incorporated herein by reference.
Section 17.13
    No Partnership. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.
Section 17.14
    Limitations on Benefits. It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser and Seller and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Seller or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Broker or any Tenant) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.

Section 17.15
    Exculpation. In no event whatsoever shall recourse be had or liability asserted against any of Purchaser or Seller’s partners, members, shareholders, employees, agents, directors, officers or other owners of Purchaser or Seller or their respective constituent members, partners, shareholders, employees, agents directors, officers or other owners. Purchaser and Seller’s direct and indirect shareholders, partners, members, beneficiaries and owners and their respective trustees, officers, directors, employees, agents and security holders, assume no personal liability for any obligations entered into on behalf of Seller or Purchaser under this Agreement and the Closing Documents.
Section 17.16
    Waiver of Jury Trial. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.
Section 17.17
    Illinois Tax Withholding. Subject to the terms of the last sentence of this Section 17.17, on or before Closing Seller shall deliver to Purchaser either (A) (i) a release letter or other certificate or notice issued to Purchaser by the Illinois Department of Revenue evidencing that Purchaser has no liability for the payment of any of Seller’s assessed but unpaid taxes, penalties or interest due under the Illinois Income Tax Act, 35 ILCS 902(d) (the “State Bulk Sales Acts”); (ii) a release letter or other certificate or notice from the Cook County Department of Revenue evidencing that Purchaser has no liability for the payment of any of Seller’s assessed but unpaid taxes, penalties or interest due under Article III, Section 34-92 of the Code of Ordinances of Cook County, Illinois (the “County Bulk Sales Ordinance”); and (iii) a release letter or other certificate or notice from the City of Chicago Department of Finance Tax Division, Bulk Sales Unit pursuant to Section 3-4-140 of the Uniform Revenue Procedures Ordinance (the “City Bulk Sales Ordinance”) evidencing that Purchaser has no liability for the payment of any of Seller’s assessed but unpaid taxes, penalties or interest due thereunder, or (B) in the absence of any such release letters or other certificates or notices under any of subclauses (i), (ii) and/or (iii) of the preceding clause (A), then Purchaser may, at the Closing, deduct and withhold from the proceeds that are due to Seller the amount necessary to comply with the withholding requirements imposed by the State Bulk Sales Act, the County Bulk Sales Act or the City Bulk Sales Ordinance. Purchaser shall deposit the amounts withheld in escrow with the Title Company, as escrowee, pursuant to terms and conditions acceptable to Seller and Purchaser, but in any event complying with the State Bulk Sales Act, the County Bulk Sales Act and the City Bulk Sales Ordinance. Seller will apply for the tax clearances contemplated by this paragraph within five (5) Business Days of execution of this Agreement. Notwithstanding the foregoing provisions of this Section 17.17, Seller may, at its option, in lieu of the foregoing deliveries or withholdings described in clauses (A) and (B) above and in full satisfaction of the requirements of this Section 17.17, provide Purchaser with an indemnity agreement, in form and substance reasonably satisfactory to Purchaser, pursuant to which Seller indemnifies Purchaser with respect to all liabilities which may be imposed upon Purchaser as a result of the State Bulk Sales Act, the County Bulk Sales Act or the City Bulk Sales Ordinance;

however, if Seller subsequently obtains a certificate from the Illinois Department of Revenue, the Cook County Department of Revenue and/or the City of Chicago Department of Finance Tax Division, Bulk Sales Unit indicating that Purchaser is not required to hold back any such sales proceeds, then the aforementioned indemnity agreement for the particular certificate shall be null and void.

IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Agreement to be effective as of the date first above written.

PURCHASER:

DIVERSIFIED 321 NORTH CLARK LLC,
a Delaware limited liability company

By: Diversified Real Estate Capital, LLC
West Resources LLC
/s/ Michael L. Miller
Name: Michael L. Miller
Title: Manager

SELLER:

HINES REIT 321 NORTH CLARK LLC,
a Delaware limited liability company

By: /s/ Kevin L. McMeans
Name: Kevin L. McMeans
Title: Manager

JOINDER BY TITLE COMPANY
Chicago Title Insurance Company, referred to in this Agreement as the “Title Company,” hereby acknowledges that it received this Agreement executed by Seller and Purchaser on the 27th day of May, 2016, and accepts the obligations of the Title Company as set forth herein. The Title Company hereby agrees to hold and distribute the Earnest Money Deposit, when and if made, and interest thereon, and Closing proceeds in accordance with the terms and provisions of this Agreement. It further acknowledges that it hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Internal Revenue Code.

CHICAGO TITLE INSURANCE COMPANY

By: /s/ Andres R. Bardelas
Printed Name: Andres R. Bardelas
Title: AVP
Escrow: 201603138-001

JOINDER BY BROKER
The undersigned Broker joins herein to evidence such Broker’s agreement to the provisions of Section 11.1 and to represent to Seller and Purchaser that such Broker (i) knows of no other brokers, salespersons or other parties entitled to any compensation for brokerage services arising out of this transaction other than those whose names appear in this Agreement, (ii) has not made any of the representations or warranties specifically disclaimed by Seller in Article V and (iii) is duly licensed and authorized to do business in the State of Illinois.
CBRE, INC.

Date: May 27, 2016	By: /s/ Jeremiah Olsen
Printed Name: Jeremiah Olsen
Title: Financial Analyst

Address: 321 N. Clark Street, 34th Floor
Chicago, IL 60654

License No.: 475157802
Tax ID. No.: 95-2743174